                     LOAN AND SECURITY AGREEMENT

                     Dated as of July 18, 1997


                             Between


                    INTERNATIONAL COMFORT PRODUCTS
                        CORPORATION (USA)

                         (the Borrower)

                               and

                        NATIONSBANK, N.A.

                           (the Lender)

                         TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . 1
        Section 1.1 Definitions . . . . . . . . . . . . . . . . . . . . 1
        Section 1.2 Other Referential Provisions. . . . . . . . . . . .13
        Section 1.3 Exhibits and Schedules. . . . . . . . . . . . . . .13

ARTICLE 2 - REVOLVING CREDIT FACILITY . . . . . . . . . . . . . . . . .14
        Section 2.1 Revolving Credit Loans. . . . . . . . . . . . . . .14
        Section 2.2 Manner of Borrowing Revolving Credit Loans. . . . .14
        Section 2.3 Repayment of Revolving Credit Loans . . . . . . . .15
        Section 2.4 Revolving Credit Note . . . . . . . . . . . . . . .15
        Section 2.5 Extension of Facility . . . . . . . . . . . . . . .15
        Section 2.6 Effectiveness of Revolving Credit Facility. . . . .15
        Section 2.7 Letters of Credit . . . . . . . . . . . . . . . . .16

ARTICLE 3 - GENERAL LOAN PROVISIONS . . . . . . . . . . . . . . . . . .16
        Section 3.1 Interest. . . . . . . . . . . . . . . . . . . . . .16
        Section 3.2 Fees. . . . . . . . . . . . . . . . . . . . . . . .18
        Section 3.3 Notice of Conversion or Continuation of Loans . . .19
        Section 3.4. Conversion or Continuation . . . . . . . . . . . .19
        Section 3.5 Duration of Interest Periods; Maximum Number of
        LIBOR Loans; Minimum Increments . . . . . . . . . . . . . . . .19
        Section 3.6 Changed Circumstances . . . . . . . . . . . . . . .20
        Section 3.7 Payments Not at End of Interest Period;
                    Failure to Borrow . . . . . . . . . . . . . . . . .20
        Section 3.8 Increased Costs and Reduced Returns . . . . . . . .21
        Section 3.9 Manner of Payment . . . . . . . . . . . . . . . . .21
        Section 3.10 Statements of Account. . . . . . . . . . . . . . .21
        Section 3.11 Termination of Agreement . . . . . . . . . . . . .21

ARTICLE 4 - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . .22
        Section 4.1 Conditions Precedent to Initial Loan. . . . . . . .22
        Section 4.2 All Loans . . . . . . . . . . . . . . . . . . . . .24
        Section 4.3 Revolving Credit Facility B . . . . . . . . . . . .24
        Section 4.4 Revolving Credit Facility C . . . . . . . . . . . .25

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER. . . . . . .25
        Section 5.1 Representations and Warranties. . . . . . . . . . .25
        Section 5.2 Survival of Representations and Warranties, Etc . .29

ARTICLE 6 - SECURITY INTEREST . . . . . . . . . . . . . . . . . . . . .29
        Section 6.1 Security Interest . . . . . . . . . . . . . . . . .29
        Section 6.2 Continued Priority of Security Interest . . . . . .29

ARTICLE 7 - COLLATERAL COVENANTS. . . . . . . . . . . . . . . . . . . .30
        Section 7.1 Collection of Receivables . . . . . . . . . . . . .30
        Section 7.2 Sales of Inventory. . . . . . . . . . . . . . . . .30
        Section 7.3 Returned Goods. . . . . . . . . . . . . . . . . . .30
        Section 7.4 Ownership and Defense of Title. . . . . . . . . . .30
        Section 7.5 Insurance . . . . . . . . . . . . . . . . . . . . .31
        Section 7.6 Location of Offices and Collateral. . . . . . . . .31
        Section 7.7 Records Relating to Collateral. . . . . . . . . . .32
        Section 7.8 Inspection. . . . . . . . . . . . . . . . . . . . .32
        Section 7.9 Maintenance of Equipment                           32



This Table of contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.
        Section 7.10 Information and Reports. . . . . . . . . . . . . .32
        Section 7.11 Power of Attorney. . . . . . . . . . . . . . . . .33

ARTICLE 8 - AFFIRMATIVE COVENANTS                                      33
        Section 8.1 Preservation of Corporate Existence and Similar
        Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
        Section 8.2 Compliance with Applicable Law. . . . . . . . . . .33
        Section 8.3 Conduct of Business . . . . . . . . . . . . . . . .33
        Section 8.4 Payment of Taxes and Claims . . . . . . . . . . . .33
        Section 8.5 Accounting Methods and Financial Records. . . . . .33
        Section 8.6 Use of Proceeds . . . . . . . . . . . . . . . . . .33
        Section 8.7 Accuracy of Information . . . . . . . . . . . . . .34

ARTICLE 9 - INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .34
        Section 9.1 Financial Statements. . . . . . . . . . . . . . . .34
        Section 9.2 Discussions With Accountants. . . . . . . . . . . .34
        Section 9.3 Officer's Certificate . . . . . . . . . . . . . . .34
        Section 9.4 Copies of Other Reports . . . . . . . . . . . . . .35
        Section 9.5 Notice of Litigation and Other Matters. . . . . . .35
        Section 9.6 ERISA . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 10 - NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .36
        Section 10.1 Financial Ratios . . . . . . . . . . . . . . . . .36
        Section 10.2 Merger, Consolidation and Sale of Assets.. . . . .37
        Section 10.3 Investments. . . . . . . . . . . . . . . . . . . .37
        Section 10.4 Benefit Plans. . . . . . . . . . . . . . . . . . .37
        Section 10.5 Amendments of Other Agreements . . . . . . . . . .37
        Section 10.6 Minimum Availability . . . . . . . . . . . . . . .37
        Section 10.7 Capital Expenditures . . . . . . . . . . . . . . .37
        Section 10.8 Receivables Transfers. . . . . . . . . . . . . . .37

ARTICLE II - DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .37
        Section 11.1 Events of Default. . . . . . . . . . . . . . . . .37
        Section 11.2 Remedies . . . . . . . . . . . . . . . . . . . . .39
        Section 11.3 Application of Proceeds. . . . . . . . . . . . . .41
        Section 11.4 Power of Attorney. . . . . . . . . . . . . . . . .41
        Section 11.5 Miscellaneous Provisions Concerning Remedies . . .42
        Section 11.6 Trademark License. . . . . . . . . . . . . . . . .42

ARTICLE 12 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .42
        Section 12.1 Notices. . . . . . . . . . . . . . . . . . . . . .42
        Section 12.2 Expenses . . . . . . . . . . . . . . . . . . . . .43
        Section 12.3 Stamp and Other Taxes. . . . . . . . . . . . . . .44
        Section 12.4 Setoff . . . . . . . . . . . . . . . . . . . . . .44
        Section 12.5 Litigation . . . . . . . . . . . . . . . . . . . .44
        Section 12.6 Waiver of Rights . . . . . . . . . . . . . . . . .44
        Section 12.7 Reversal of Payments . . . . . . . . . . . . . . .45
        Section 12.8 Injunctive Relief. . . . . . . . . . . . . . . . .45
        Section 12.9  Accounting Matters. . . . . . . . . . . . . . . .45
        Section 12.10 Assignment; Participation . . . . . . . . . . . .45
        Section 12.11 Amendments. . . . . . . . . . . . . . . . . . . .45
        Section 12.12 Performance of Borrower's Duties. . . . . . . . .45
        Section 12.13 Indemnification . . . . . . . . . . . . . . . . .46
        Section 12.14 All Powers Coupled with Interest. . . . . . . . .46
        Section 12.15 Survival. . . . . . . . . . . . . . . . . . . . .46
        Section 12.16 Severability of Provisions. . . . . . . . . . . .46
        Section 12.17 Governing Law . . . . . . . . . . . . . . . . . .46
        Section 12.18 Counterparts. . . . . . . . . . . . . . . . . . .46
        Section 12.19 Reproduction of Documents . . . . . . . . . . . .46
        Section 12.20 Funds Transfer Services . . . . . . . . . . . . .47
        Section 12.21 Consent to Advertising and Publicity. . . . . . .47
        Section 12.22 Final  Agreement. . . . . . . . . . . . . . . . .47

                       EXHIBITS AND SCHEDULES


EXHIBIT A  FORM OF REVOLVING CREDIT NOTE
EXHIBIT B  FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C  FORM OF OFFICER'S CERTIFICATE

SCHEDULE 1.1A              LETTER OF CREDIT FEES
SCHEDULE 5.1(A)            JURISDICTIONS IN WHICH BORROWER IS QUALIFIED
                                AS A FOREIGN CORPORATION
SCHEDULE 5.1(B)            BORROWER'S CAPITAL STOCK
SCHEDULE 5.1(E)            BORROWER'S BUSINESS
SCHEDULE 5.1(F)            EXCEPTIONS TO GOVERNMENTAL APPROVALS
SCHEDULE 5.1(G)            NON LIEN TITLE EXCEPTIONS AND DEFECTS
                                AND PROPERTY DISPOSED OF OUT OF ORDINARY
                                COURSE OF BUSINESS
SCHEDULE 5.1(H)            LIENS
SCHEDULE 5.1(I)            INDEBTEDNESS FOR MONEY BORROWED AND
                                GUARANTIES
SCHEDULE 5.1(J)            LITIGATION
SCHEDULE 5.1(K)            TAX RETURNS AND PAYMENTS
SCHEDULE 5.1(O)            ERISA
SCHEDULE 5.1(S)            LOCATION OF CHIEF EXECUTIVE OFFICE
SCHEDULE 5.1(T)            LOCATIONS OF INVENTORY
SCHEDULE 5.1(V)            CORPORATE AND FICTITIOUS NAMES
SCHEDULE 5.1(Y)            EMPLOYEE RELATIONS
SCHEDULE 5.1(Z)            PROPRIETARY RIGHTS
SCHEDULE 8.6               USE OF PROCEEDS

                     LOAN AND SECURITY AGREEMENT
                      Dated as of July 18, 1997

     INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA), a Delaware corporation, and NATIONSBANK, N.A., a national banking association, agree as follows:

                       ARTICLE 1 - DEFINITIONS

    Section 1.1    Definitions.  For the purposes of this Agreement:

    "ABN AMRO" means ABN AMRO Chicago Corporation, a Delaware corporation, and its successors and assigns.

    "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

    "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person,
(c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

    "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

    "Agreement Date" means the date as of which this Agreement is dated.
    "Assignment of Receivables Securitization Proceeds" means the Assignment of Receivables Securitization Proceeds, dated on or about the Effective Date, executed by the Borrower, GHC, the Receivables Purchaser and the Lender, pursuant to which, among other things, (a) the Borrower and GHC grant the Lender a first priority security interest in their right to receive proceeds from the sale and securitization of accounts receivable contemplated by the Receivables Purchase Agreement, and (b) the Receivables Purchaser agrees to remit such proceeds to the Lender on behalf of the Borrower and GHC.

    "Availability" means, as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by the Borrower hereunder in accordance with Section 2.1 less the sum of the outstanding principal balance of all Revolving Credit Loans hereunder as of such date.

    "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

    "Blocked Account Agreement" means the letter agreement, dated on or about the date hereof, among the Lender, the Borrower, ICPPC, GHC, the Receivables Purchaser, the Receivables Trustee, ABN AMRO, and LaSalle National Bank, with respect to the transfer of funds from the Master Collection Account to the Receivables Purchaser Account (as such terms are defined therein) and from the Receivables Purchaser Account to NationsBank for application against the Secured Obligations, and any substitute agreement acceptable to the Lender with respect to the subject matter thereof.

    "Borrower" means International Comfort Products Corporation (USA), a Delaware corporation, and its successors and assigns.

    "Borrowing Base" means at any time an amount equal to the sum of:

    (a) 50% (or such lesser percentage as the Lender may determine from time to time in its reasonable credit judgment) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, plus

    (b)    the lesser of

            (i) 50% (or such lesser percentage as Lender may determine from time to time in its reasonable credit judgment) of the aggregate undrawn amount of all documentary Letters of Credit outstanding at such time with respect to the Borrower's acquisition of Eligible Inventory; and

            (ii)    $7,500,000, minus

    (c) the Letter of Credit Reserve and such other reserves as the Lender may determine from time to time in the exercise of its reasonable credit judgment.

    "Borrowing Base Certificate" means a certificate in the form of Exhibit B attached hereto.

    "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in the city in which the principal office of the Lender is located are authorized to close, and (b) in respect of any determination with respect to a LIBOR Loan, any day referred to in clause (a) that is also a day on which tradings are conducted in the London interbank eurodollar market.

    "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

    "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

    "Capitalized Lease" means a lease that is required to be cap-italized for financial reporting purposes in accordance with GAAP.

    "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

    "Cash" means Dollars or Cash Equivalents.

    "Cash Equivalents" means, at any time:

    (a) any evidence of full recourse Indebtedness, maturing not more than one year after such time, to the extent issued or guaranteed by the United States Government;

    (b) commercial paper, maturing not more than nine months from the date of issuance and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any State of the United States or of the District of Columbia;
    (c) any deposit or account, including any certificate of deposit, eurodollar time deposit or acceptance, maturing not more than one year after such time, issued by any commercial banking institution which is a member of the Federal Reserve System and which has a combined capital of and surplus and undivided profits of not less than $250,000,000; or

    (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c), secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial banking institution.

    "Change of Control" means (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Holdings to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of Holdings, (b) the merger or consolidation of Holdings with or into another corporation with the effect that the then existing shareholders of Holdings hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors,
(c) the replacement of a majority of the Board of Directors of Holdings, over a one-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of Holdings as constituted at the beginning of such period (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Holdings was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), (d) a Person or group of persons (other than Permitted Holders or an Affiliate of one or more Permitted Holders) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of Holdings representing 50% or more of the combined voting power of the then outstanding securities of Holdings ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, or (v) Holdings fails to own, directly or indirectly, 80% of the voting stock (stock of the Borrower entitled ordinarily to vote in the election of directors) of the Borrower.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Collateral" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

    (a)    all Inventory,

    (b) all collateral subject to the Assignment of Receivables Securitization Proceeds,

    (c) all Contract Rights and General Intangibles necessary or helpful in the realization on the collateral described in clauses (a) and (b) above or the liquidation thereof,

    (d) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instru-ments evidencing or pertaining to any and all items of Inventory,

    (e) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or showing the amounts thereof or otherwise necessary or helpful in the realization thereon or the liquidation thereof,

    (f) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

    (g) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, accounts receivable, chattel paper, security agreements and other documents, but

    (h) expressly excluding from the definition of "Collateral" all "Intellectual Property," as that term is defined as of the date hereof in the Intellectual Property Security Agreement dated as of March 11, 1993 between the Borrower and the Indenture Trustee.

    "Consolidated Subsidiary" means each of the Borrower's Subsidiaries whose accounts are at the time in question in accordance with GAAP consolidated with those of the Borrower.

    "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

    "Default" means any of the events specified in Section 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

    "Default Margin" means 3%.

    "Disbursement Account" means the account maintained by and in the name of the Borrower with the Lender for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to Sections 2.2(b)(i) and 7.1(b)(ii).

    "Dollar" and "$" means freely transferable United States dollars.

    "EBIT" means Net Income before provision for Interest Expense and income taxes.

    "EBITDA" means Net Income before provision for Interest Expense, income taxes, depreciation expense and amortization.

    "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Section 4.1 shall have been fulfilled or waived by the Lender.

    "Effective Interest Rate" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of
Section 3.1(a), (b) and (c).

    "Eligible Inventory" means items of Inventory of the Borrower held for sale in the ordinary course of the business of the Borrower (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Lender in the exercise of its reasonable credit judgment to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Lender, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of finished goods or service parts and does not consist of raw materials, work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the Borrower's business; (e) such Inventory is not obsolete or returned or repossessed or used goods taken in trade; (f) such Inventory is located at one of the locations listed in Schedule 5.1(t); (g) such Inventory is in the possession and control of the Borrower and not any third party, or, if located in a warehouse or other facility leased by the Borrower, the warehouseman or lessor has delivered to the Lender a waiver and consent in form and substance satisfactory to the Lender; and (h) such Inventory is not subject to any bill and hold sale arrangement or any similar arrangement.

    "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

    "Equipment" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

    "Event of Default" means any of the events specified in Section
11.1.

    "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by (a) the Borrower to the Lender, naming the Lender as secured party and the Borrower as debtor, in connection with this Agreement, and (b) the Borrower and GHC to the Lender, naming the Lender as secured party and the Borrower and GHC as debtor, in connection with the Assignment of Receivables Securitization Proceeds.

    "Funded Indebtedness" means (a) the amount outstanding under the Revolving Credit Facility as of the date of determination, plus (b) the outstanding balance on the Senior Secured Notes as of the date of determination, plus, without duplication, (c) Indebtedness for Money Borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Borrower or having a maturity of less than 12 months from the date of such balance sheet but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the Person liable thereon, plus, without duplication, (d) all Liabilities appearing on the most recent balance sheet of the Borrower with respect to the Receivables Purchase Documents, minus (e) unrestricted Cash.

    "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

    "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than accounts receivable and Intellectual Property), including, without limitation, corporate or other business records, computer soft-ware, customer lists, registrations, licenses, franchises, rights and claims against carriers and shippers, rights to indemnification, property, casualty or any similar type of insurance, and any proceeds thereof.

    "GHC" means General Heating and Cooling Company, a Delaware corporation, and its successors and assigns.

    "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

    "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

    "Guaranty", "Guaranteed" or to "Guarantee," as applied to any obligation of another Person shall mean and include

    (a) a guaranty (other than by endorsement of negotiable instru-ments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and
    (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

    "Holdings" means International Comfort Products Corporation, a corporation existing under the Canada Business Corporation Act, and its successors and assigns.

    "ICPPC" means International Comfort Products Partner Corporation, a Delaware corporation, and its successors and assigns.

    "Indebtedness" of any Person means, without duplication, (a) Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrower (without duplication) the Loans.

    "Indenture Trustee" means United States Trust Company of New York, a New York banking corporation, in its capacity as trustee under the Senior Secured Notes Indenture, and its successors and assigns.

    "Initial Loans" means the Revolving Credit Loan made to the Borrower on the Effective Date.

    "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

    "Interbank Offered Rate" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the Lender (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period from Telerate Page 3750 as the effective rate at which deposits in immediately available funds in Dollars are being offered or quoted to major banks in the interbank market for eurodollar deposits for a term comparable to such Interest Period and in the amount of the LIBOR Loan. If such rate is unavailable from such service, then such rate may be determined by the Lender from any other interest rate reporting service of recognized standing that the Lender shall select.

    "Intercreditor Agreement re Receivables" means the Intercreditor Agreement re Receivables, dated on or about the Effective Date, among the Lender, the Borrower, ICPPC, GHC, the Receivables Purchaser, the Receivables Trustee and ABN AMRO.

    "Interest Expense" means interest on Indebtedness during the period for which computation is being made, plus, without duplication, the discount on the Receivables sold pursuant to the Receivables Purchase Documents during such period; excluding, however, interest paid in kind and the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs.

    "Interest Payment Date" means the first day of each calendar month commencing on August 1, 1997 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

    "Interest Period" means, with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three, or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (c) below, be extended to the next succeeding
        Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

            (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

            (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month, and, if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

    "Inventory" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and General Intangibles relating to any of the foregoing.

    "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses and any of the foregoing contemplated by the Receivables Purchase Agreement, or (c) any commitment or option to take any of the actions described in clauses (a) or (b) above.

    "Lender" means NationsBank, N.A., a national banking association, and its successors and assigns.

    "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of Section 12.1(c).

    "Letter of Credit" means any letter of credit issued by the Lender for the account of the Borrower.

    "Letter of Credit Documents" means each of the documents, agreements and other writings required by the Lender to be executed and/or delivered in connection with the issuance of a Letter of Credit, including, without limitation, each letter of credit application and reimbursement agreement.

    "Letter of Credit Facility" means, at any time, obligations arising under Letters of Credit in an aggregate face amount not to exceed
$15,000,000 incurred pursuant to Section 2.7.

    "Letter of Credit Fees" means fees charged by the Lender in connection with the issuance of a Letter of Credit determined in accordance with Schedule 1.1A attached hereto.

    "Letter of Credit Reserve" means, at any time, 100% of the sum of
(i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Lender has not been reimbursed.

    "Liabilities" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

    "LIBOR" means, with respect to the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

    LIBOR =                     Interbank Offered Rate
                     1 - LIBOR Reserve Percentage

LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

    "LIBOR Loan" means any Revolving Credit Loan bearing interest at the time in question determined with reference to LIBOR.

    "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) applicable to any member bank with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of any LIBOR Loan is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. All LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to Lender.

    "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

    "Loan" means any Revolving Credit Loan.

    "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents and each other instrument, agreement and document executed and delivered by the Borrower or GHC in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby executed by or on behalf of the Borrower or GHC evidencing, documenting or certifying matters in connection herewith.

    "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower or upon the Borrower because of its effect on any of its Subsidiaries, (b) upon the ability of the Borrower or GHC to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any material rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, sta-tuses, events, or undertakings .

    "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

    "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

    "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and
(g) any other extraordinary item.

    "Net Worth" of any Person means the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

    "Note" means the Revolving Credit Note made by the Borrower payable to the order of the Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of Exhibit A hereto, with all blanks properly completed.

    "Notice of Borrowing" has the meaning set forth in Section
2.2(a)(iii).

    "Notice of Conversion or Continuation" has the meaning set forth in
Section 3.3.

    "Obligor" means the Borrower, each party to the Security Documents (other than the Lender), and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Secured
Obligations.

    "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

    "Permitted Holders" means any individuals who are executive officers of the Borrower on the Agreement Date.

    "Permitted Investments" means Investments in: (a) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales on credit in the ordinary course of business on terms customary in the industry, (d) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, and (e) the "Buyer Note" delivered by the Receivables Purchaser to the Borrower under the Receivables Purchase Agreement.
    "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of busi-ness, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with Section 8.4, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens of the Lender arising under this Agreement and the other Loan Documents;
(c) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of the Borrower; and (d) Liens on accounts receivable and other "Trust Assets" (as defined in the Intercreditor Agreement re Receivables) securing Indebtedness under the Receivables Purchase Agreement, provided the Person holding such Lien has entered into an intercreditor agreement with the Lender, in form acceptable to the Lender, subordinating any Lien such Person may have in proceeds from the liquidation of Inventory to the Lender's Lien therein.

    "Person" means an individual, corporation, partnership, assoc-iation, trust or unincorporated organization or a government or any agency or political subdivision thereof.

    "Prime Rate" means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by the Lender at its principal office as its "prime rate" as in effect on the Effective Date, and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

    "Prime Rate Loan" means a Revolving Credit loan bearing interest at the time in question determined with reference to the Prime Rate.

    "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of July 25, 1996, among the Borrower, ICPPC, GHC and the Receivables Purchaser.

    "Receivables Purchase Documents" means the Receivables Purchase Agreement and the other documents executed in connection therewith.

    "Receivables Purchaser" means International Comfort Products
Receivables Company, L.P., a Tennessee limited partnership, and its successors and assigns.

    "Receivables Trustee" means LaSalle National Bank, a national banking association, in its capacity as trustee under the Pooling
Agreement (as defined in the Receivables Purchase Agreement), and its successor and assigns.

    "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) part-nership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

    "Revolving Credit Facility" means (a) until Revolving Credit
Facility B becomes effective in accordance with Section 2.6(b), $15,000,000, (b) thereafter, until Revolving Credit Facility C becomes effective in accordance with Section 2.6(c), $30,000,000, and (c) thereafter, $45,000,000.

    "Revolving Credit Facility A" means the facility for up to $15,000,000 in principal amount of Revolving Credit Loans.

    "Revolving Credit Facility B" means the facility for up to $15,000,000 in principal amount of Revolving Credit Loans in addition to the Revolving Credit Loans available under Revolving Credit
Facility A.

    "Revolving Credit Facility C" means the facility for up to $15,000,000 in principal amount of Revolving Credit Loans in addition to the Revolving Credit Loans available under Revolving Credit
Facility A and Revolving Credit Facility B.

    "Revolving Credit Loans" means loans made to the Borrower pursuant to Section 2.1.

    "Schedule of Inventory" means a schedule delivered by the Borrower to the Lender pursuant to the provisions of Section 7.10(a).

    "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans, (b) all reimbursement and other obligations relating to Letters of Credit, and (c) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of the Borrower (i) to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, the Note or any of the other Loan Documents and (ii) to any Affiliate of the Lender arising directly as a result of any service to (or by or on behalf of) or relationship with the Borrower or the Lender in connection with the Loans or this Agreement, including without limitation any operating or checking account relationships.

    "Security Documents" means each of (a) the Financing Statements,
(b) the Assignment of Receivables Securitization Proceeds, and (c) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

    "Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

    "Senior Secured Notes" means the 9-3/4% Senior Secured Notes due 2000 issued by the Borrower pursuant to the Senior Secured Notes
Indenture in the original principal amount of $140,000,000.

    "Senior Secured Notes Documents" means the Senior Secured Notes Indenture and the other documents executed in connection therewith.

    "Senior Secured Notes Indenture" means the Indenture, dated as of March 1, 1993, between the Borrower and the Indenture Trustee pursuant to which the Borrower issued the Senior Secured Notes.

    "Subordinated Indebtedness" means any Indebtedness for Money
Borrowed of the Borrower which is subordinated to the Secured
Obligations on terms and conditions acceptable to the Lender in its sole discretion.

    "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

    "Tangible Net Worth" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom all accounts receivable and other obligations due from Affiliates (provided that, to and including December 30, 1997, up to $10,000,000 of receivables due from International Comfort Products Corporation (Canada) may be included in "Tangible Net Worth") and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, Intellectual Property, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

    "Termination Date" means the earlier of July 23, 1999 or such later date to which the termination of the Revolving Credit Facility shall be extended pursuant to Section 2.5.

    "Termination Event" means (a) a "Reportable Event" as defined in
Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA (other than a standard termination under ERISA Section 4041(b)) or the appointment of a trustee to administer any Benefit Plan.

    "Type" means, with respect to a Loan, its classification as a LIBOR Loan or Prime Rate Loan.

    "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

    "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

    Section 1.2    Other Referential Provisions.

    (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

    (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

    (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

    (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

    (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corres-ponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of , or to schedules or exhibits to, another document or instrument.

    (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

    (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

    (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

    (i) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

    (j) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

    Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                   ARTICLE 2 - REVOLVING CREDIT FACILITY

    Section 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender shall make Revolving Credit Loans to the Borrower from time to time from the Effective Date to the Termination Date, as requested by the Borrower in accordance with the terms of Section 2.2, in an aggregate principal amount outstanding not to exceed at any time the lesser of (a) the Revolving Credit Facility minus the Letter of Credit Reserve and (b) the Borrowing Base. It is expressly understood and agreed that the Lender may and at present intends to use the lesser of the amounts referred to in the foregoing subclauses (a) and (b) as a maximum ceiling on Revolving Credit Loans; provided, however, that it is agreed that should Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrower in accordance with the terms of this Section
2.1. The Lender is hereby authorized to record each repayment of principal of the Revolving Credit Loans in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

    Section 2.2    Manner of Borrowing Revolving Credit Loans.
Borrowings of the Revolving Credit Loans shall be made as follows:

    (a)    Requests for Borrowing.

            (i) Prime Rate Loans. A request for the borrowing of a Prime Rate Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:

        (A)
        the Borrower may request a Prime Rate Revolving Credit Loan by notifying the Lender, before 12:00 noon (Eastern time) on the proposed borrowing date (10:00 a.m. (Eastern time) in the case of the last Business Day of each calendar month), of its intention to borrow, specifying the effective date and amount of such proposed Prime Rate Revolving Credit Loan;

        (B)
        whenever a check is presented to the Lender for payment against the Disbursement Account in an amount greater than the then available balance in such account, such presentation shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check over such available balance, and such request shall be irrevocable;

        (C)
        unless payment is otherwise made by the Borrower, the becoming due of any amount required to be paid under this Agreement or the Note as interest shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable;

        (D)
        unless payment is otherwise made by the Borrower, the maturity of any Secured Obligation required to be paid shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such Secured Obligation, and such request shall be irrevocable; and

        (E)
        whenever a drawing is made under a Letter of Credit and the Borrower fails to reimburse the Lender therefor, such failure to reimburse shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the date such notification is received in the amount so unreimbursed, and such request shall be irrevocable.

            (ii) LIBOR Loans. The Borrower may request a LIBOR Loan by notifying the Lender (which notice shall be irrevocable) not later than 12:00 noon (Eastern time) on the date two Business Days before the day on which the requested LIBOR Loan is to be made, specifying the effective date and amount of such LIBOR Loan and the duration of the applicable Interest Period; provided that, notwithstanding anything to the contrary contained in this Agreement, if an Event of Default exists the Borrower shall not have the right to request LIBOR Loans.

            (iii) Notice of Borrowing. Any request for a Prime Rate Loan under Section 2.2(a)(i)(A) or a LIBOR Loan under Section 2.2(a)(ii) (a "Notice of Borrowing") shall be made by telephone or in writing (including telecopy) and, in the case of any telephonic notice, shall be immediately followed by a written confirmation thereof in a form acceptable to the Lender, provided that the failure to provide written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.

    (b) Disbursement of Loans. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each borrowing requested under Section 2.2(a)(i)(A) or (B) or Section 2.2(ii) shall be disbursed by the Lender in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing, in accordance with the terms of the written instructions from the Borrower to the Lender, and (B) in the case of each subsequent borrowing, by credit to the Disbursement Account or to such other account as may be agreed upon by the Borrower and the Lender from time to time; and (ii) the proceeds of each borrowing requested under Section 2.2(a)(i)(C),
(D) or (E) shall be disbursed by the Lender by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be.

    Section 2.3 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date;
(b) if at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the lesser of the amounts referred to in clauses (a) and (b) of Section 2.1, the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment; and (c) the Borrower hereby instructs the Lender to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Lender on such day pursuant to Section 7.1(b).

    Section 2.4 Revolving Credit Note. The Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by a single Revolving Credit Note payable to the order of the Lender. Such Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

    Section 2.5 Extension of Facility. The Termination Date shall be automatically extended for successive one-year periods unless either the Lender or the Borrower provides to the other written notice of termination not less than 60 days prior to the then effective
Termination Date.

    Section 2.6    Effectiveness of Revolving Credit Facility.

    (a) Revolving Credit Facility A shall be effective upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2.

    (b) Revolving Credit Facility B shall be effective upon the satisfaction of the conditions precedent set forth in Sections 4.2 and
4.3. The Borrower acknowledges that the Lender has not extended a commitment to activate Revolving Credit Facility B and that the Lender has no obligation to do so, or to make any Loans under Revolving Credit Facility B, unless and until all of the conditions precedent set forth in Sections 4.2 and 4.3 are satisfied, including the Lender's written election at such time to accept the Revolving Credit Facility B Closing Fee (as defined in Section 3.2(d)) and activate Revolving Credit Facility B.

    (c) Revolving Credit Facility C shall be effective upon the satisfaction of the conditions precedent set forth in Sections 4.2 and
4.4. The Borrower acknowledges that the Lender has not extended a commitment to activate Revolving Credit Facility C and that the Lender has no obligation to do so, or to make any Loans under Revolving Credit Facility C, unless and until all of the conditions precedent set forth in Sections 4.2 and 4.4 are satisfied, including the Lender's written election at such time to accept the Revolving Credit Facility C Closing Fee (as defined in Section 3.2(d)) and activate Revolving Credit Facility C.

    Section 2.7    Letters of Credit.

    (a) Upon the request of the Borrower from time to time, the Lender shall, in accordance with the provisions of this Section 2.7, issue one or more Letters of Credit up to an aggregate amount available to be drawn (plus the aggregate amount of unreimbursed drawings under all Letters of Credit) at any time not to exceed the Letter of Credit Facility; provided, that (1) all Letter of Credit Documents in connection with each Letter of Credit shall be satisfactory to the Lender in its sole discretion, (2) no

Letter of Credit shall be issued if, after issuance thereof, the sum of the aggregate principal amount of Revolving Credit Loans outstanding, plus the aggregate amount available to be drawn under all Letters of Credit, plus the aggregate amount of any unreimbursed drawings under Letters of Credit, would exceed the lesser of (A) the Revolving Credit Facility and (B) the Borrowing Base plus the Letter of Credit Reserve,
(3) each Letter of Credit shall be a documentary letter of credit issued to or for the benefit of a supplier of the Borrower in connection with the purchase of Inventory or a standby letter of credit issued to a beneficiary and for a purpose acceptable to the Lender in its sole discretion, and (4) no Letter of Credit shall have an initial term longer than one year or an expiration date later than the Termination Date.

    (b) The Borrower acknowledges and agrees that if and to the extent the Borrower shall fail to reimburse the Lender under any Letter of Credit Documents, the Borrower hereby irrevocably requests and directs the Lender, subject to and in accordance with the provisions of
Section 2.1, to make payment on its behalf and the amount of any such payment by the Lender shall constitute a Revolving Credit Loan made at the time of such payment.

    (c) The issuance and negotiation of Letters of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (1993 Revision), as published in the International Chamber of Commerce Uniform Customs and Practices, Publication No. 500 or such other policies and practices as may be followed by the Lender with respect to similar letters of credit at the time.

                    ARTICLE 3 - GENERAL LOAN PROVISIONS

    Section 3.1    Interest.

    (a)    (i)    Prime Rate Loans.  The Borrower will pay interest on
        the unpaid principal amount of each Prime Rate Loan for each day from the day such Loan was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise), or is converted to a Loan of a different Type, at a rate per annum equal to the Prime Rate, payable monthly in arrears on each Interest Payment Date and on the Termination Date.

            (ii) LIBOR Loans. The Borrower will pay interest on the unpaid principal amount of each LIBOR Loan for the Interest Period applicable thereto at a rate per annum equal to the sum the Applicable Margin plus LIBOR, payable in arrears on each Interest Payment Date, on the last day of such Interest Period, and when such LIBOR Loan is paid (whether at maturity, by reason of acceleration or otherwise). As used herein, "Applicable Margin" means, on any date of determination, two percent (2.0%) per annum, as adjusted in accordance with the pricing matrix set forth below based upon the ratio of Funded Indebtedness to EBITDA for the Borrower and its Consolidated Subsidiaries (excluding GHC):

        Funded Indebtedness to
        EBITDA Ratio Applicable Margin

        Greater than 3.5 2.0%
        Greater than 3.0 but less than 3.5 1.75%
        3.0 or less 1.50%

        Adjustments to the Applicable Margin shall be effective as of the first day of the calendar month after the Lender's receipt of the Borrower's quarterly financial statements (commencing with the financial statements for the fiscal quarter ending on June 30, 1997) in conformance with Section 9.1(b), together with the officer's certificate described in Section 9.3 setting forth the calculation of the above-referenced ratio. In the event the Borrower fails to timely provide the financial statements and officer's certificate referred to above, and without prejudice to any additional rights under Section 11.2, the maximum Applicable Margin shall apply to all LIBOR Loans until the first day of the calendar month after the Lender's receipt of such financial statements and certificate.

    (b) The Borrower shall pay interest on the unpaid principal amount of each Secured Obligation (other than a Loan) for each day from the day the Borrower receives notice that such Secured Obligation is due and payable until such Secured Obligation is paid at the rate per annum applicable to Prime Rate Loans, payable on demand.

    (c) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Margin plus the rate otherwise in effect under Section 3.1(a) or

(b), payable on demand. The interest rate provided for in this Section 3.1(c) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 11.1(g) or (h).

    (d)    The interest rates provided for in Sections 3.1(a), (b) and
(c) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

    (e) It is not intended by the Lender, and nothing contained in this Agreement or the Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

    Section 3.2    Fees.

    (a) Commitment Fee. In connection with and as consideration for the Lender's commitment hereunder, subject to the terms hereof, to lend to the Borrower under the Revolving Credit Facility, the Borrower shall pay a fee to the Lender, from the Effective Date until the Termination Date, in an amount equal to, (i) in the event Revolving Credit
Facility B
and Revolving Credit Facility C are not effective in accordance with
Section 2.6, 3/8% per annum of the average daily unused portion of Revolving Credit Facility A, (ii) in the event Revolving Credit
Facility B (but not Revolving Credit Facility C) is effective in accordance with Section 2.6, 3/8% per annum of the average daily unused portion of Revolving Credit Facility A and 1/4% per annum of the average daily unused portion of Revolving Credit Facility B, and (iii) in the event Revolving Credit Facility B and Revolving Credit Facility C are both effective in accordance with Section 2.6, 3/8% per annum of the average daily unused portion of Revolving Credit Facility A and 1/4% per annum of the average daily unused portion of Revolving Credit
Facility B and Revolving Credit Facility C. In calculating such fees, all outstanding Revolving Credit Loans and Letter of Credit obligations shall be allocated first to Revolving Credit Facility A. All such fees shall be payable monthly in arrears on the first day of each month.

    (b) Closing Fee. On the Effective Date, the Borrower shall pay to the Lender a closing fee in the amount of $25,000 in connection with the establishment of the Revolving Credit Facility and in consideration of the making of Loans under this Agreement and in order to compensate the Lender for the costs associated with structuring, processing, approving and closing the Revolving Credit Facility and the Loans, but excluding expenses for which the Borrower has agreed elsewhere in this Agreement to reimburse the Lender.

    (c) Administration Fee. For services performed by the Lender in connection with its continuing administration hereof, the Borrower shall pay to the Lender a fee of $3,125 per quarter, payable quarterly in advance on the Effective Date and on the first day of each October, January, April and July thereafter, and continuing so long as any Loan shall remain outstanding or the Revolving Credit Facility shall not have been terminated.

    (d)    Activation Fees.

(i) On the date on which Revolving Credit Facility B becomes effective in accordance with Section 2.6, the Borrower shall pay to the Lender a closing fee in the amount of $25,000 (the "Revolving Credit Facility B Closing Fee") in connection with the establishment of Revolving Credit Facility B and in consideration of the making of Loans thereunder and in order to compensate the

        Lender for the costs associated with structuring, processing, approving and closing Revolving Credit Facility B and the Loans thereunder, but excluding expenses for which the Borrower has agreed elsewhere in this Agreement to reimburse the Lender.

(ii) On the date on which Revolving Credit Facility C becomes effective in accordance with Section 2.6(c), the Borrower shall pay to the Lender a closing fee in the amount of $25,000 (the "Revolving Credit Facility C Closing Fee") in connection with the establishment of Revolving Credit Facility C and in consideration of the making of Loans thereunder and in order to compensate the Lender for the costs associated with structuring, processing, approving and closing Revolving Credit Facility C and the Loans thereunder, but excluding expenses for which the Borrower has agreed elsewhere in this Agreement to reimburse the Lender.

    (e) Letter of Credit Fees. As consideration for the issuance by the Lender of a Letter of Credit, the Borrower agrees to pay to the Lender all applicable Letter of Credit Fees. Such fees shall be payable to the Lender in advance on the date of issuance of each Letter of Credit and shall be calculated according to the face amount of such Letter of Credit based on its stated term.

    (f) General. All fees shall be fully earned by the Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

    Section 3.3 Notice of Conversion or Continuation of Loans. Whenever the Borrower desires, subject to the provisions of Section 3.4, to convert an outstanding Loan into a Loan of a different Type provided for in this Agreement or to continue all or a portion of an outstanding LIBOR Loan for a subsequent Interest Period, the Borrower shall notify the Lender (which notice shall be irrevocable) by telephone or in writing (including telecopy) not later than 12:00 noon (Eastern time) on the date one Business Day before the day on which a proposed conversion of a LIBOR Loan into a Prime Rate Loan is to be effective (which effective date shall be the last day of the Interest Period applicable to such LIBOR Loan) and two Business Days before the day on which a proposed conversion of a Prime Rate Loan into, or continuation of a LIBOR Loan as, a LIBOR Loan is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for such LIBOR Loan). Each such notice (a "Notice of Conversion or Continuation") shall (a) identify the Loan to be converted or continued, including the Type thereof, the aggregate outstanding principal balance thereof and, in the case of a LIBOR Loan, the last day of the Interest Period therefor, (b) specify the effective date of such conversion or continuation, (c) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types of Loan into which conversion of such principal amount or specified portions thereof is to be made, and (d) in the case of any conversion into or continuation as a LIBOR Loan, the Interest Period to be applicable thereto, and, in the case of any telephonic notice, shall be immediately followed by a written confirmation thereof by the Borrower in a form acceptable to the Lender, provided that the failure to provide a written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error. In the event the Borrower fails to provide timely notice of the conversion or continuation of any LIBOR Loan, such Loan shall automatically convert to a Prime Rate Loan as of the last day of the Interest Period applicable to such LIBOR Loan.

    Section 3.4. Conversion or Continuation. Provided that no Event of Default exists (but subject to the provisions of Sections 3.5 and 3.6), the Borrower may request that all or any part of any outstanding Loan of one Type (a) be converted into a Loan or Loans of any other Type provided for in this Agreement, or (b) be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of a conversion or continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan), upon notice (which notice shall be irrevocable) given in accordance with Section 3.3. Notwithstanding anything to the contrary contained in this Agreement, if an Event of Default exists (i) the Borrower shall not have the right to convert Loans into, or continue Loans as, LIBOR Loans and (ii) all outstanding LIBOR Loans shall, at the Lender's election, be converted to Prime Rate Loans as of the date of the occurrence of such Event of Default.

    Section 3.5 Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments.

    (a) Subject to the provisions of the definition "Interest Period", the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrower may elect a subsequent Interest Period to be applicable to any LIBOR Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with Section 3.3.

    (b) If the Lender does not receive a Notice of Conversion or Continuation in accordance with Section 3.3 with respect to the continuation of a LIBOR Loan within the applicable time limits specified in Section 3.3, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrower shall be deemed to have elected to convert such LIBOR Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

    (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

    (d) In no event shall there be more than five LIBOR Loans outstanding hereunder at any time. For the purpose of this subsection
(d), each LIBOR Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

    (e)    Each LIBOR Loan shall be in a minimum amount of $1,000,000.

    Section 3.6    Changed Circumstances.

    (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for the Lender to perform its obligations hereunder to make or maintain LIBOR Loans, the Lender shall notify the Borrower of such event, and the right of the Borrower to select LIBOR Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall forthwith prepay in full all LIBOR Loans then outstanding, and shall pay all interest accrued thereon through the date of such prepayment; provided, that if the date of such repayment is not the last day of the Interest Period applicable to such LIBOR Loans, the Borrower shall also pay any amount due pursuant to Section 3.7.

    (b) If the Lender shall, prior to the disbursement of any requested Revolving Credit Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a LIBOR Loan (each such requested Revolving Credit Loan made and Loan to be converted or continued, a "Pending Loan"), notify the Borrower that LIBOR will not adequately reflect the cost to the Lender of making or funding such Pending Loan as a LIBOR Loan or that the Interbank Offered Rate is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrower to select LIBOR Loans for such Pending Loan, any subsequent Revolving Credit Loan, or in connection with any subsequent conversion or continuation of any Loan, shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Loan comprising each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

    Section 3.7 Payments Not at End of Interest Period; Failure to Borrow. If (a) for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan, (b) any LIBOR Loan is converted to a Prime Rate Loan under Section 3.4 as a result of the occurrence of an Event of Default, or (c) after having given a Notice of Borrowing with respect to any Loan to be comprised of LIBOR Loans or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a LIBOR Loan, such Loan is not made or is not continued as or converted into a LIBOR Loan due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in
Article 4, the Borrower shall pay to the Lender, in addition to any other amounts that may be due under this Agreement, an amount (if a positive number) computed pursuant to the following formula:

        L    =    (R - T) x P x D
                    360
        L    =  amount payable
        R    =
        interest rate applicable to the LIBOR Loan prepaid, converted or unborrowed
        T    =
        effective interest rate per annum at which any readily marketable bonds or other obligations of the United States, selected at the Lender's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Loan and in approximately the same amount as such Loan, can be purchased by the Lender on the day of such payment of principal or failure to borrow

        P    =
        the amount of principal paid or converted or the amount of the requested Loan

        D    =
        the number of days remaining in the Interest Period as of the date of such payment or conversion or the number of days in the requested Interest Period

The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

    Section 3.8 Increased Costs and Reduced Returns. The Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to the Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority , shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on the Lender any other condition regarding any Loan, this Agreement, the Note or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting the Lender being imposed or modified or deemed applicable to the Lender, or (b) subject the Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or the Note, and the result of any event referred to in clause
(a) or (b) above shall be to increase the cost to the Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by the Lender or the Lender's rate of return on capital with respect to any Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, the Borrower shall immediately pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return. A certificate of the Lender to the Borrower claiming compensation under this Section 3.8 shall constitute prima facie evidence of the accuracy of the information contained therein. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

    Section 3.9 Manner of Payment. (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 1:30 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

    (b) The Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of the Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

    Section 3.10 Statements of Account. The Lender will account to the Borrower within 30 days after the end of each calendar month with a statement of Loans, charges and payments made pursuant to this Agreement during such calendar month, and such account rendered by the Lender shall be deemed an account stated as between the Borrower and the Lender and shall be deemed final, binding and conclusive unless the Lender is notified by the Borrower in writing to the contrary within 60 days after the date such account is delivered to the Borrower, save for manifest error. Any such notice shall be deemed an objection only to those items specifically objected to therein. Failure of the Lender to render such account shall in no way affect its rights hereunder.

    Section 3.11 Termination of Agreement. On the Termination Date, the Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, all fees payable pursuant to
Section 3.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Lender pursuant to the other provisions of this Agreement, including, without limitation, Sections 3.7, 3.8, 11.2, 12.12 and 12.13, any and all other Secured Obligations then outstanding, and an amount equal to the Letter of Credit Reserve to be held by the Lender as cash collateral security for the payment of and to be applied to the payment of any amounts which may thereafter become due with respect to any Letter of Credit, and provide the Lender with an indemnification agreement in form and substance reasonably satisfactory to the Lender with respect to returned and dishonored items and such other matters as the Lender shall reasonably require. Upon 60 days prior written notice to the Lender, the Borrower may terminate this Agreement prior to the Termination Date in effect at such time, upon payment of an early termination fee computed as follows: (A) $100,000 if such termination occurs on or prior to the first anniversary of the Effective Date, and (B) $50,000 if such termination occurs at any time thereafter other than on a Termination Date; provided that no early termination fee shall be due if (a) the Lender, in accordance with the terms thereof, decreases any of the advance rates set forth in the definition of Borrowing Base or materially restricts the eligibility standards set forth in the definition of Eligible Inventory, (b) the Borrower terminates this Agreement and pays the Lender all amounts due hereunder within 180 days after any decrease or restriction described in clause (a) above, (c) no Event of Default existed at the time of such decrease or restriction, and (d) no Event of Default exists at the time of such termination.

                     ARTICLE 4 - CONDITIONS PRECEDENT

    Section 4.1 Conditions Precedent to Initial Loan. Notwith-standing any other provision of this Agreement, the Lender's obligation to make the Initial Loans is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such Loan:

    (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

            (1) this Agreement, duly executed and delivered by the Borrower;

            (2) the Note, dated the Effective Date and duly executed and delivered by the Borrower;

            (3) certified copies of the articles of incorporation and by-laws of the Borrower as in effect on the Effective Date;

            (4) certified copies of all corporate action, including stockholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

            (5) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who is authorized to execute and deliver this Agreement or any other

        Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

            (6) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it does business and where the failure so to be in good standing could reasonably be expected to have a Materially Adverse Effect;

            (7) the Financing Statements duly executed and delivered by the Borrower, and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

            (8) landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located;

            (9) a Schedule of Inventory prepared as of a recent date;

            (10) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 7.5(b);

            (11)    the Assignment of Receivables Securitization
        Proceeds, duly executed by the Borrower, GHC and the Receivables Purchaser, together with the originals of the Buyer Notes (as defined therein) duly endorsed to the Lender;

            (12) the Blocked Account Agreement, duly executed by each of the parties thereto;

            (13) the Intercreditor Agreement re Receivables, duly executed by the Borrower, ICPPC, GHC, the Receivables
        Purchaser, the Receivables Trustee and ABN AMRO;

            (14) a Borrowing Base Certificate prepared as of the Effective Date duly executed and delivered by the chief financial officer of the Borrower;

            (15) a letter from the Borrower to the Lender requesting the Initial Loans and specifying the method of disbursement;

            (16) copies of all the financial statements referred to in Section 5.1(m) and meeting the requirements thereof;

            (17) a balance sheet of the Borrower and its Consolidated Subsidiaries (including and excluding GHC) as at March 31, 1997, prepared by the Borrower on a pro forma basis, giving effect to the transactions contemplated by this Agreement and setting forth the assumptions on which such balance sheet was prepared; forecasted consolidated financial statements consisting of balance sheets, cash flow statements and income statements of the Borrower and its Consolidated Subsidiaries (including and excluding GHC), giving effect to the transactions contemplated by this Agreement and reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period commencing on January 1, 1997, and prepared on a quarterly basis; and such other evidence as the Lender shall require supporting the representation and warranty of the Borrower set forth in
        Section 5.1(r);

            (18) a certificate of the President of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

            (19) true and correct copies of the Receivables Purchase Documents, as certified by the President of the Borrower;

            (20)    true and correct copies of the Senior Secured Notes
Documents,
        as certified by the President of the Borrower;

            (21) certified copies of the articles of incorporation and by-laws
        (or certificate of limited partnership and limited partnership agreement) of GHC and the Receivables Purchaser as in effect on the Effective Date;

            (22) certified copies of all corporate or partnership action taken by
        GHC and the Receivables Purchaser to authorize the execution, delivery and performance of the Loan Documents to which each is a party;

            (23) certificates of incumbency and specimen signatures with respect to each of the officers of GHC and the Receivables Purchaser who is authorized to execute and deliver the Loan Documents to which each is a party;

            (24) a certificate evidencing the good standing of GHC and the Receivables Purchaser in the jurisdiction of its incorporation or organization;

            (25) signed opinions of Tuke Yopp & Sweeney, counsel for the Borrower, GHC and the Receivables Purchaser, and such local counsel as the Lender shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request; and

            (26) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

    (b) Fees. The Lender shall have received all fees payable on the Effective Date under this Agreement.

    (c) Availability. The Lender shall be provided with evidence satisfactory to it that, as of the Effective Date, after giving effect to the Initial Loans, Availability will be not less than $5,000,000.

    (d) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

    (e) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which, in the Lender's sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of the Borrower presented by the most recent unaudited financial statements of the Borrower described in Section 5.1(m).

    (f) Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the Initial Loans (i) the Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) the Borrower's assets are sufficient in value to provide the Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) the Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

    (g) Release of Security Interests. The Lender shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

    Section 4.2 All Loans. At the time of making of each Loan, including the Initial Loan:

    (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Effective Date shall be required to be true and correct only as of the Effective Date,

    (b) the corporate actions of the Borrower referred to in Section 4.1(a)(4) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 4.1(a)(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender, and

    (c) the Lender may, without waiving either condition, consider the conditions specified in Sections 4.2(a) and (b) fulfilled and a representation by the Borrower to such effect made if no written notice to the contrary is received by the Lender from the Borrower prior to the making of the Loans then to be made.

    Section 4.3 Revolving Credit Facility B. In addition to the conditions set forth in Section 4.2, the effectiveness of Revolving Credit Facility B and the obligation of the Lender to make Loans thereunder are subject to the prior fulfillment of each of the following conditions:

    (a) the Borrower shall have paid the $25,000 Revolving Facility B Closing Fee described in Section 3.2(d)(i);

    (b) the Lender shall have elected, in its sole discretion, to make Revolving Credit Facility B available, as evidenced by the Lender's written notice to the Borrower accepting the Revolving Credit Facility B Closing Fee and acknowledging the effectiveness of Revolving Credit Facility B; and

    (c) the Borrower shall execute such documentation as the Lender may reasonably request in connection therewith, including amendments to the Financing Statements if necessary or appropriate to reflect the increased maximum amount of indebtedness covered thereby, and the Borrower shall pay all recording taxes in connection with the recording of such amendments.

    Section 4.4 Revolving Credit Facility C. In addition to the conditions set forth in Section 4.2, the effectiveness of Revolving Credit Facility C and the obligation of the Lender to make Loans thereunder are subject to the prior fulfillment of each of the following conditions:

    (a) the Borrower shall have given the Lender at least 30 days prior written notice of its request to activate Revolving Credit
Facility C;

    (b) the Borrower shall have paid the $25,000 Revolving Credit Facility C Closing Fee described in Section 3.2(d)(ii);

    (c) the Lender shall have elected, in its sole discretion, to make Revolving Credit Facility C available, as evidenced by the Lender's written notice to the Borrower accepting the Revolving Credit Facility C Closing Fee and acknowledging the effectiveness of Revolving Credit Facility C; and

    (d) the Borrower shall execute such documentation as the Lender may reasonably request in connection therewith, including amendments to the Financing Statements if necessary or appropriate to reflect the increased maximum amount of indebtedness covered thereby, and the Borrower shall pay all recording taxes in connection with the recording of such amendments.

        ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWER

    Section 5.1 Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

    (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries is a corporation (or, in the case of the Receivables Purchaser, a limited partnership), duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as the case may be), has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized could reasonably be expected to have a Materially Adverse Effect. The jurisdictions in which the Borrower and each of its Subsidiaries is qualified as of the Effective Date to do business as a foreign corporation or limited partnership (as the case may be) are listed on Schedule 5.1(a).

    (b) Subsidiaries and Ownership of the Borrower. Except as set forth on Schedule 5.1(b), the Borrower has no Subsidiaries as of the Effective Date. The outstanding stock of the Borrower and each of its corporate Subsidiaries has been duly and validly issued and is fully paid and nonassessable and the number and owners of such shares of capital stock as of the Effective Date are set forth on Schedule 5.1(b).

    (c) Authorization of Agreement, Note, Loan Documents and Borrowing. The Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder.
This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

    (d) Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

            (i) require any Governmental Approval or violate any applicable law relating to the Borrower or any of its Subsidiaries,

            (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries, (B) any material indenture, agreement or other material instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its property may be bound or (C) any Governmental Approval relating to the Borrower or any of its Subsidiaries, or,

            (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries other than the Security Interest.

    (e) Business. The Borrower is engaged principally in the business described on Schedule 5.1(e).

    (f) Compliance with Law; Governmental Approvals. Except as set forth in Schedule 5.1(f), the Borrower and each of its Subsidiaries (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and
(ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to it or its properties, except for matters described in clause (i) or (ii) which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on its books.

    (g) Titles to Properties. Except as set forth in Schedule 5.1(g) or, with respect to property other than the Collateral, for such matters which would not have a Materially Adverse Effect, the Borrower and each of its Subsidiaries has good and marketable title to or a valid leasehold interest in all its real estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of its business, including, but not limited to, those reflected on the consolidated balance sheet of the Borrower delivered pursuant to Section 5.1(m)(ii).

    (h) Liens. Except as set forth in Schedule 5.1(h) or, with respect to property other than the Collateral, for such matters which would not have a Materially Adverse Effect, none of the properties and assets of the Borrower or any of its Subsidiaries is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names the Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and the Borrower has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in Schedule 5.1(h) and Permitted Liens.

    (i) Indebtedness and Guaranties. Set forth on Schedule 5.1(i) is a complete and correct listing as of the Effective Date of all of the Borrower's and its Subsidiaries' (i) Indebtedness for Money Borrowed and (ii) Guaranties. Neither the Borrower nor any of its Subsidiaries is in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

    (j) Litigation. Except as set forth on Schedule 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any of its Subsidiaries or any of their property in any court or before any arbitrator of any kind or before or by any governmental body, which, if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to have a Materially Adverse Effect.

    (k) Tax Returns and Payments. Except as set forth on Schedule 5.1(k) or for those matters which would not have a Materially Adverse Effect, all United States federal, state and local and foreign national, provincial and local and all other tax returns of the Borrower and each of its Subsidiaries required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and their property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.4. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower and each of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

    (l) Burdensome Provisions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

    (m) Financial Statements. The Borrower has furnished to the Lender a copy of (i) its audited balance sheet as at December 31, 1996, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) its unaudited balance sheet as at March 31, 1997, and the related statement of income for the three-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrower and its Consolidated Subsidiaries (in the case of such unaudited financial statements, both including and excluding GHC) as at the dates thereof and the results of operations of the Borrower and its Consolidated Subsidiaries (including and excluding
GHC) for the periods then ended. Except as disclosed or reflected in such financial statements, neither the Borrower nor any of its Consolidated Subsidiaries had any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower or any of its Consolidated Subsidiaries.

    (n) Adverse Change. Since the date of the financial statements described in clause (i) of Section 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower or any of its Subsidiaries has occurred that has had, or could reasonably be expected to have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or could reasonably be expected to have, a Materially Adverse Effect.

    (o) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on
Schedule 5.1(o). Each Benefit Plan maintained by the Borrower or any Related Company is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by the Borrower to be, incurred by the Borrower or any Related Company.

    (p) Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

    (q) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to the Borrower which has had, or could reasonably be expected to have (so far as the Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 5.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains any untrue statement of a fact material to the creditworthiness of the Borrower and its Subsidiaries or omits to state a material fact necessary in order to make the statements contained therein not misleading.

    (r) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each of the Borrower and GHC is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and each of the Borrower and GHC is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

    (s) Chief Executive Office. The chief executive office of the Borrower and GHC is located at the address or addresses set forth on
Schedule 5.1(s); except as set forth Schedule 5.1(s), neither the Borrower nor GHC has maintained its chief executive office at any other address at any time during the four months immediately preceding the Agreement Date.

    (t) Status of Inventory. All Inventory included in any Borrowing Base Certificate delivered to the Lender pursuant to Section 7.10(a) meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Lender. All Inventory is in good condi-tion, meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements delivered pursuant to
Article 9 or as disclosed on a Schedule of Inventory delivered to the Lender pursuant to Section 7.10(a). Set forth on Schedule 5.1(t) is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on Schedule 5.1(t) or is in transit to one of such locations, except as otherwise disclosed in writing to the Lender; the Borrower has not located Inventory at premises other than those set forth on Schedule 5.1(t) at any time during the four months immediately preceding the Agreement Date.

    (u) Equipment. All Equipment is in good order and repair in all material respects, normal wear and tear excepted.

    (v) Corporate and Fictitious Names; Trade Names. Except as otherwise disclosed on Schedule 5.1(v), during the one-year period preceding the Agreement Date, neither the Borrower nor GHC has been known as or used any corporate or fictitious name other than the corporate names of the Borrower and GHC on the Effective Date. All trade names or styles under which the Borrower and GHC sell Inventory are listed on Schedule 5.1(v).

    (w) Federal Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

    (x) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

    (y) Employee Relations. As of the Effective Date the Borrower is not, except as set forth on Schedule 5.1(y), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's employees; the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

    (z) Intellectual Property. The Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and Schedule 5.1(z) lists all Intellectual Property owned as of the Effective Date by the Borrower, the absence of which would have a Materially Adverse Effect.

    (aa) Receivables. The Borrower has not transferred any of its accounts receivable to ICPPC, whether by means of a sale, capital contribution or other transfer, since the transfer of the "Contributed ICPPC Initial Receivables" pursuant to Section 1.8(a)(i) of the
Receivables Purchase Agreement.

    Section 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                       ARTICLE 6 - SECURITY INTEREST

    Section 6.1 Security Interest. (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Lender for itself and as agent for any Affiliate of the Lender and grants to the Lender for itself and as agent for any Affiliate of the Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

    (b) As additional security for all of the Secured Obligations, the Borrower grants to the Lender for itself and as agent for any Affiliate of the Lender a security interest in, and assigns to the Lender for itself and as agent for any Affiliate of the Lender all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender and each Affiliate of the Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from the Lender.

    Section 6.2 Continued Priority of Security Interest. (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

    (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 6.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers, (iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

    (c) During the existence of a Default or Event of Default, the Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in Section 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

    (d) The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                     ARTICLE 7 - COLLATERAL COVENANTS

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in Section 12.11:

    Section 7.1    Collection of Receivables Securitization Proceeds.
(a) The Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of the Receivables Purchase Agreement to be remitted to the Lender for application against the Secured Obligations, and in particular the Borrower will advise the Receivables Purchaser to remit all amounts payable on account of the Receivables Purchase Agreement to the Lender in accordance with the terms of the Assignment of Receivables Securitization Proceeds and the Blocked Account Agreement.

    (b) All proceeds of the Receivables Purchase Agreement described above shall be remitted daily to the Lender at the Lender's Office (i) for application, on account of the Secured Obligations, as provided in
Section 2.3(c), 11.2 and 11.3, such credits to be entered on the second Business Day after receipt (except in the case of funds received by the Lender via wire transfer, which shall be entered on the date of receipt) and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and (ii) with respect to any balance remaining after such application, so long as no Event of Default has occurred and is continuing, for transfer to the Disbursement Account or such other account of the Borrower as the Borrower and the Lender may agree.

    (c) Any moneys, checks, notes, drafts or other payments referred to in clause (a) of this Section 7.1 which are received by or on behalf of the Borrower will be held in trust for the Lender and will be delivered to the Lender at the Lender's Office as promptly as possible in the exact form received, together with any necessary endorsements.

    Section 7.2 Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of applicable law, with respect to which noncompliance would have a Materially Adverse Effect.

    Section 7.3 Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to the Borrower by customers or is otherwise recovered.

    Section 7.4 Ownership and Defense of Title. (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business (including sales to Affiliates in accordance with current procedures), for cash or on open account or on terms of payment ordinarily extended to its customers, sales of Inventory with a fair market value of up to $1,000,000 in connection with any sale of the Borrower's St. Louis, Missouri branch permitted under Section 10.2, and except as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

    (b) The Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

    (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, the Borrower shall
(i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its busi-ness, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

    Section 7.5 Insurance. (a) The Borrower shall at all times maintain insurance on the Inventory against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Lender. The Borrower will not use or permit the Inventory to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

    (b) All insurance policies required under Section 7.5(a) shall name the Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Borrower by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(iii) such policy and loss payable clauses may not be canceled, amended or terminated unless at least 30 days' prior written notice is given to the Lender, except that only 15 days' prior written notice shall be required for cancellation due to nonpayment of premiums.

    (c) Any proceeds of insurance referred to in this Section 7.5 which are paid to the Lender shall be, at the option of the Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

    (d) The Borrower shall at all times maintain, in addition to the insurance required by Section 7.5(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

    Section 7.6    Location of Offices and Collateral.  (a)  The
Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Lender 30 days' prior written notice thereof.

    (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by the Borrower at one of the locations set forth in Schedules 5.1(t), and shall not, without the prior written consent of the Lender, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory permitted under Section 7.2.

    (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lender, subject to the instructions of the Lender.

    Section 7.7 Records Relating to Collateral. (a) The Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

    (b) The Borrower will take a physical listing of all Inventory, wherever located, at least annually.

    Section 7.8 Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to (a) visit the properties of the Borrower, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss the Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to the Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of the Borrower.

    Section 7.9 Maintenance of Equipment. The Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

    Section 7.10    Information and Reports.

    (a) Schedule of Inventory. The Borrower shall deliver to the Lender on or before the Effective Date, and no later than the 15th day after the end of each accounting month of the Borrower thereafter, a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Borrower, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof.

    (b) Borrowing Base Certificate. The Borrower shall deliver to the Lender not later than the 15th day of each accounting month of the Borrower a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the preceding accounting month.

    (c) Monthly Securitization Report. Simultaneous with the delivery thereof to the Receivables Trustee, and in any event within the time period set forth in the Pooling Agreement (as defined in the Receivables Purchase Agreement), the Borrower shall deliver to the Lender a copy of the Monthly Report described in Section 3.5(d) of the Pooling Agreement.

    (d) Notice of Diminution of Value. The Borrower shall give prompt notice to the Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $500,000 in the value of any of its Collateral, except for any diminution in the value of any Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lender pursuant to
Article 9.
    (e) Certification. Each of the schedules delivered to the Lender pursuant to this Section 7.10 shall be certified by the Chief Financial Officer of the Borrower to be true, correct and complete as of the date indicated thereon.

    (f) Other Information. The Lender may, in its discretion, from time to time require the Borrower to deliver the schedules described in
Section 7.10(a) and (b) more or less often and on different schedules than specified in such Section, and the Borrower will comply with such requests, it being understood that initially the Lender will require that the Borrower deliver Borrowing Base certificates by the second Business

Day of each week (prepared as of the close of business on the last Business Day of the preceding week). The Borrower shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

    Section 7.11 Power of Attorney. The Borrower hereby appoints the Lender, during the existence of a Default or Event of Default, as its attorney, with power (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession, and (b) to sign the name of the Borrower on any invoice or bill of lading relating to any Inventory or other Collateral, on any drafts against customers related to letters of credit, and on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest.

                     ARTICLE 8 - AFFIRMATIVE COVENANTS

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in Section 12.11, the Borrower will, and will cause each of its Subsidiaries to:

    Section 8.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified would have a Materially Adverse Effect.

    Section 8.2 Compliance with Applicable Law. Comply with all applicable laws relating to it where the failure to comply would have a Materially Adverse Effect.

    Section 8.3 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

    Section 8.4 Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower or such Subsidiary, except that this Section 8.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

    Section 8.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts
(which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

    Section 8.6 Use of Proceeds. (a) Use the proceeds of (i) the Initial Loans to pay the amounts indicated in Schedule 8.6 to the Persons indicated therein, and (ii) all subsequent Revolving Credit Loans only for working capital and general business purposes, including but not limited to acquisitions of businesses in similar lines of business as the Borrower, and

    (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation G or U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

    Section 8.7 Accuracy of Information. Furnish to the Lender written information, reports, statements and other papers and data, whether pursuant to Article 9 or any other provision of this Agreement or any of the other Loan Documents, which shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

                          ARTICLE 9 - INFORMATION

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 12.11, the Borrower will furnish to the Lender at the Lender's Office:

    Section 9.1    Financial Statements.

    (a) Audited Year-End Statements. As soon as available, but in any event within 150 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries (including and excluding GHC) as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrower and its Consolidated Subsidiaries and reported on, without qualification, by Arthur Andersen LLP or other independent certified public accountants selected by the Borrower and acceptable to the Lender.

    (b) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each accounting quarter of the Borrower, copies of the unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries (including and excluding
GHC) as at the end of such quarter and the related unaudited consolidated and consolidating income statement for the Borrower and its Consolidated Subsidiaries (including and excluding GHC) for such quarter and for the portion of the fiscal year of the Borrower and its Consolidated Subsidiaries through such quarter, certified by the chief financial officer of the Borrower to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries (including and excluding
GHC) as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

    (c) Projected Financial Statements. As soon as available, but in any event on or before January 31 following the end of each fiscal year of the Borrower, forecasted financial statements, prepared by the Borrower, consisting of balance sheets, cash flow statements and income statements of the Borrower and its Consolidated Subsidiaries (including and excluding GHC), reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end.

All such financial statements shall be complete and correct in all material respects and all such financial statements referred to in clauses (a) and (b) shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

    Section 9.2 Discussions With Accountants. The Borrower authorizes the Lender to discuss the financial condition of the Borrower with the Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or the Borrower's independent certified public accountants. The Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this
Section 9.2.

    Section 9.3 Officer's Certificate. Together with each delivery of financial statements required by Section 9.1(a) and (b), a certificate of the Borrower's President or chief financial officer, in the form of Exhibit C attached hereto, (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not the Borrower was in compliance with the covenants contained in Sections 10.1, 10.2, and 10.5 as of the date of such statements.

    Section 9.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports .

    (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries as the Lender may reasonably request. The rights of the Lender under this Section 9.4(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

    (c) As soon as practicable, copies of all financial statements, proxy statements and reports that the Borrower or Holdings shall send to its shareholders generally and of all registration statements and all regular or periodic reports which the Borrower or Holdings shall file with the Securities and Exchange Commission or any successor commission or other securities commission.

    (d) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

    (e) As soon as practicable, copies of all amendments, modifications, supplements and waivers relating to the Senior Secured Notes Documents or the Receivables Purchase Documents.

    Section 9.5 Notice of Litigation and Other Matters. Prompt notice of:

    (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any Affiliate of the Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

    (b) any amendment of the articles of incorporation or by-laws of the Borrower,

    (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Affiliate of the Borrower which has had or could reasonably be expected to have any Materially Adverse Effect and any change in the executive officers (chief executive officer and chief financial officer) of the Borrower,

    (d) any (i) Default or Event of Default, (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) to which it is a party or by which it or any of its property is bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect,
(iii) "Default" or "Event of Default" under and as defined in the Senior Secured Notes Indenture, or (iv) "Early Amortization Event" under and as defined in the Receivables Purchase Agreement, and

    (e)    any termination or purported termination of the Blocked
Account Agreement.

    Section 9.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

    (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

    (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $3,000,000, or

    (c) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of the Borrower setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through (c) as applicable.

                      ARTICLE 10 - NEGATIVE COVENANTS

    Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 12.11, the Borrower will not (and the Borrower will not permit any of its Subsidiaries to) directly or indirectly:

    Section 10.1    Financial Ratios.

    (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of total Liabilities to Tangible Net Worth for the Borrower and its Consolidated Subsidiaries (other than GHC) at the end of any fiscal quarter:

            (i) from the Effective Date to and including December 30, 1997, to be greater than 16 to 1;

            (ii) from and including December 31, 1997 to and including December 30, 1998, to be greater than 14 to 1; and

            (iii) at any time thereafter, to be greater than 12 to 1.

    (b) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Borrower and its Consolidated Subsidiaries (other than GHC) at the end of any fiscal quarter:

            (i) from the Effective Date to and including December 30, 1997, to be less than $15,000,000;

            (ii) from and including December 31, 1997 to and including December 30, 1998, to be less than $20,000,000; and

            (iii)    at any time thereafter, to be less than
        $25,000,000.

    (c) Minimum Interest Coverage Ratio. Permit the ratio of (i) the Borrower's and its Consolidated Subsidiaries' (other than GHC) EBIT to (ii) the Borrower's and its Consolidated Subsidiaries' (other than GHC)

Interest Expense, as of the end of each fiscal quarter of the Borrower, measured for the immediately preceding four fiscal quarters, to be less than 1.25 to 1.

    (d) Maximum Funded Indebtedness Ratio. Permit the ratio of (i) Average Funded Indebtedness to (ii) the Borrower's and its Consolidated Subsidiaries' (other than GHC) EBITDA, as of the end of each fiscal quarter of the Borrower, measured for the immediately preceding four fiscal quarters, to be greater than 5.0 to 1. As used herein, "Average Funded Indebtedness" means (A) the average outstanding amount of Funded Indebtedness of the Borrower and its Consolidated Subsidiaries (other than GHC) during the applicable fiscal quarter less (B) the unpaid amount of the Purchase Price (as defined in the Receivables Purchase Agreement) due and payable to the Borrower as of the last day of the applicable fiscal quarter pursuant to Section 3.1(a)(i) of the Receivables Purchase Agreement (after deducting from such Purchase Price any applicable setoffs, claims or other deductions).

    Section 10.2 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, except that (a) the Borrower may merge or consolidate with another Person (including any Subsidiary) so long as the Borrower is the surviving corporation and after giving effect thereto no Default or Event of Default would exist, provided the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in Article 10 on a pro forma basis after giving effect to such merger or consolidation, (b) any Subsidiary may merge or consolidate with another Person so long as such Subsidiary is the surviving corporation and after giving effect thereto no Default or Event of Default would exist, and (c) the Borrower may sell or dispose of its interest in GHC to a non-Affiliated party in an arms length sale, through a stock or asset sale, merger or consolidation, as long as the Borrower receives fair consideration for such interest, provided, in each case, that the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in Article 10 on a pro forma basis after giving effect to such sale, merger or consolidation.

    Section 10.3    Investments.  Except as permitted under Section
4.20 of the Senior Secured Notes Indenture, Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments; provided, however, that Borrower or any of its Subsidiaries may Acquire any Business Unit or Person engaged in the same or substantially similar line of business so long as (a) no Default or Event of Default exists or will result therefrom, and (b) the Borrower has delivered to the Lender evidence of compliance with the financial covenants set forth in Article 10 on a pro forma basis after giving effect to the Acquisition.

    Section 10.4 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower to exceed $0.

    Section 10.5 Amendments of Other Agreements. Amend, modify or supplement, or permit or consent to any amendment, modification or supplement of: (a) Sections 4.9, 4.10, 4.11, 4.12, 4.13, 4.15 or 4.20
of the Senior Secured Notes Indenture; or (b) any other provision of the Senior Secured Notes Documents or Receivables Purchase Documents in any way which would be materially adverse to the Lender.

    Section 10.6 Minimum Availability. Permit Availability at any time to be less than $3,000,000.

    Section 10.7 Capital Expenditures. Make or incur any Capital Expenditures, except that the Borrower and its Subsidiaries may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $15,000,000 annually.

    Section 10.8 Receivables Transfers. Transfer any of its accounts receivable to ICPPC, whether by means of a sale, capital contribution or other transfer, unless such receivables are sold by ICPPC to the Receivables Purchaser pursuant to the Receivables Purchase Agreement and ICPPC becomes a party to the Assignment of Receivables Securitization Proceeds and subjects its right to receive the proceeds from such sale to the first priority security interest of the Lender.

                           ARTICLE 11 - DEFAULT

    Section 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

    (a) Default in Payment of Loans. The Borrower shall default in any payment of principal of, or interest on, any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

    (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five days after written notice thereof has been given to the Borrower by the Lender.

    (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

    (d) Default in Performance. The Borrower shall default (i) in the performance or observance of any material term, covenant, condition or agreement contained in Articles 6, 7, 8, 9 or 10; or (ii) in the performance or observance of any material term, covenant, condition or agreement contained in any other provision of this Agreement (other than as specifically provided for otherwise in this Section 11.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Lender.

    (e)    Indebtedness Cross-Default.

            (i) The Borrower or any of its Subsidiaries shall fail to pay when due and payable the principal of or interest on Indebtedness (other than the Loans or Note) where the principal amount of such Indebtedness is in excess of $1,500,000, or the maturity of any such Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

            (ii) A "Default" or "Event of Default" under and as defined in the Senior Secured Notes Indenture shall have occurred and be continuing or the Senior Secured Notes
        Indenture shall be terminated or for any reason no longer be in effect.

            (iii) An "Early Amortization Event" under and as defined in the Receivables Purchase Agreement shall have occurred and be continuing or, at any time prior to the termination of the Receivables Purchase Agreement, the Blocked Account Agreement shall be terminated or for any reason no longer be in effect (or the Lender or the Borrower shall receive a notice purporting to terminate the Blocked Account Agreement).

    (f) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

    (g) Voluntary Bankruptcy Proceeding. The Borrower, any of its Subsidiaries or any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

    (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any of its Subsidiaries or any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any such

Person or of all or any substantial part of the assets, domestic or foreign, of any such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any such Person (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

    (i) Loan Documents. Any Obligor shall default in the per-formance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Lender; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Obligor or other party thereto (other than the Lender) shall so state in writing; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

    (j) Judgment. A judgment or order for the payment of money which exceeds $1,500,000 in amount shall be entered against the Borrower, any of its Subsidiaries or any Obligor by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

    (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $1,500,000 in value shall be issued against any property of the Borrower, any of its Subsidiaries or any Obligor and such warrant or process shall continue undischarged or unstayed for 30 days.

    (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of
(A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Borrower) over
(B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of

ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, and with respect to clauses (i),
(ii) and (iii) above, any such event or occurrence could reasonably be expected to heave a Materially Adverse Effect or result in liability to the Borrower in excess of $1,500,000.

    (m) Qualified Audits. The independent certified public accountants retained by the Borrower shall refuse to deliver an opinion in accordance with Section 9.1(a) with respect to the annual financial statements of the Borrower and its Consolidated Subsidiaries.

    (n)    Change of Control.  A Change of Control shall occur.

    (o) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

    (p) Change in Management. The person serving as the Borrower's chief executive officer shall for any reason cease to hold such position and 90 days shall have elapsed during which time no replacement satisfactory to the Lender shall have been appointed.

    Section 11.2    Remedies.

    (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 11.1(g) or
(h), (i) the principal of and the interest on the Loans and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without pre-sentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the commitment of the Lender to make advances thereunder or under this Agreement shall immediately terminate.

    (b) Other Remedies. If any Event of Default (other than as specified in Section 11.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

            (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

            (ii) terminate the Revolving Credit Facility and any commitment of the Lender to make advances hereunder;

    (c) Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

            (i) enter upon any premises on which Inventory may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

            (ii) require the Borrower to and the Borrower shall, without charge to the Lender, assemble the Inventory and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may designate;

            (iii) at the expense of the Borrower, cause any of the Inventory to be placed in a public or field warehouse, and the Lender shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

            (iv) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment, for the purpose of completing any work in process and preparing any Inventory for disposition and disposing thereof, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of the Borrower under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

            (v) exercise any and all of its rights under any and all of the Security Documents;

            (vi) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents; and

            (vii) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    Section 11.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

    (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

    (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) in any order which the Lender may elect,

    (c) Third: to the creation of a fund in an amount equal to the Letter of Credit Reserve, which fund shall be held by the Lender as security for and applied to the payment of any amounts which may thereafter become due under the Letter of Credit Facility, and

    (d) Fourth: the balance (if any) of such proceeds shall be paid to the Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

    Section 11.4 Power of Attorney. In addition to the authorizations granted to the Lender under Section 7.11 or under any other provision of this Agreement or any of the Loan Documents, upon and during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as the Borrower's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to the Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of the Borrower or the Lender,

    (a) demand payment of the Collateral, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Collateral or any legal proceedings brought to collect the Collateral, discharge and release the Collateral or any portion thereof and exercise all of the Borrower's rights and remedies with respect to the collection of the Collateral,

    (b) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

    (c) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Inventory or any other
Collateral,

    (d) use the stationery of the Borrower, open the Borrower's mail, and notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender,

    (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Inventory or other Collateral to which the Borrower or any Subsidiary of the Borrower has access.

    Section 11.5    Miscellaneous Provisions Concerning Remedies .

    (a) Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

    (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

    (c) Limitation of Liability. Nothing contained in this Article 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to the Borrower for actions taken pursuant to this Article 11, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

    (d) Appointment of Receiver. In any action under this Article 11, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

    Section 11.6 Trademark License. The Borrower hereby grants to the Lender the nonexclusive right and license to use any trademark then used by the Borrower, for the purposes set forth in Section 11.2(c)(vi) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the Borrower or any other Person by the Lender. The Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this Section 11.6.

                        ARTICLE 12 - MISCELLANEOUS

    Section 12.1    Notices.

    (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

    (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

        If to the Borrower: International Comfort Products
                                          Corporation (USA)
        650 Heil-Quaker Avenue
        Nashville, Tennessee  37091
        Attention:  Legal Department
        Facsimile No.: (615) 270-4220

        with a copy to: International Comfort Products
                                          Corporation (USA)
        Suite 1700
        201 Fourth Avenue North
        Nashville, Tennessee  37219
        Attention:  General Counsel
        Facsimile No.:  (615) 270-4220

        If to the Lender: NationsBank, N.A.
        c/o NationsBank Business Credit
        600 Peachtree Street, 13th Floor
        Atlanta, Georgia  30308
        Attention:  Lynn Webster
        Facsimile No.:  (404) 607-6437

        (c) Lender's Office. The Lender hereby designates its office located at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

    Section 12.2 Expenses. The Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the costs and expenses of appraisals of the collateral, (ii) the costs and expenses of lien searches, and (iii) taxes, fees and other charges of filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (d) if an Event of Default exists, costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender for travel, lodging, and meals for inspections of the Collateral and the Borrower's operations and books and records by the Lender's agents; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account;
(f) costs and expenses of preserving and protecting the Collateral; (g) after the occurrence of a Default, consulting with and obtaining opinions and appraisals from one or more Persons, including personal property appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Lender to debit the Borrower's loan accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due.

    Section 12.3 Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

    Section 12.4 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default, the Lender and any participant with the Lender in the Loans are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or
(b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 11.2 and although such Secured Obligations shall be contingent or unmatured.

    Section 12.5 Litigation. EACH OF THE LENDER AND THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER OR THE LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE. THE BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH THE BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

    Section 12.6 Waiver of Rights. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT OR EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE LENDER MAY HAVE, THE BORROWER CONSENTS THAT, IF THE LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

    Section 12.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

    Section 12.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, the Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

    Section 12.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP.

    Section 12.10 Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.

    Section 12.11 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

    Section 12.12 Performance of Borrower's Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense. If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Lender so to act.

    Section 12.13 Indemnification. The Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender's gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between the Borrower and the Lender in which the Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

    Section 12.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

    Section 12.15 Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations arising under or with respect to this Agreement have been paid in full and the Revolving Credit Facility terminated, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

    Section 12.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    Section 12.17 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Georgia.

    Section 12.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

    Section 12.19 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and
(c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

    Section 12.20    Funds Transfer Services.

    (a) The Borrower acknowledges that the Lender has made available to it a description of security procedures regarding funds transfers executed by the Lender or an affiliate bank at the request of such Borrower (the "Security Procedures"). The Borrower and the Lender agree that the Security Procedures are commercially reasonable. The Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower communicates directly with the Lender or such affiliate bank as applicable in accordance with said procedures. If the Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Lender or such affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such affiliate bank, as applicable, does so, the Borrower will be deemed to have refused the Security Procedures that the Lender or such affiliate bank, as applicable, offers and strongly recommends, and the Borrower will be bound by any funds transfer, whether or not authorized, which is issued in the Borrower's name and accepted by the Lender or such affiliate bank, as applicable, in good faith. The Lender or such affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as the Lender or such affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, the Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. The Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

    (b) The Lender or such affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Lender or such affiliate bank, as applicable, may use any means and routes that the Lender or such affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearing house will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such affiliate bank, as applicable, is a member of the system, clearing house or arrangement and the Borrower acknowledges that the Lender's or such affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

    Section 12.21 Consent to Advertising and Publicity. The Borrower agrees that the Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and the amount and a general description of the credit facilities provided hereunder.

    Section 12.22 Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Atlanta, Georgia by their duly authorized officers in several counterparts all as of the day and year first written above.

                                       BORROWER:

                                       INTERNATIONAL COMFORT PRODUCTS
                                       CORPORATION (USA)
[CORPORATE SEAL]
Attest:                                By:  /s/  Stephen L. Clanton
                                          --------------------------
                                       Name: Stephen L. Clanton
By:    /s/ David P. Cain               Title: Senior Vice President, CFO
   ---------------------------                & Treasurer
Name:   David P. Cain
Title: Senior Vice President, General
          Counsel & Secretary

                                          LENDER:

                                          NATIONSBANK, N.A.

                                          By:
                                          ---------------------------------
                                          Name:
                                          Title:

                           EXHIBIT "A"

                      REVOLVING CREDIT NOTE


$45,000,000                                 Date:  July __, 1997


        FOR VALUE RECEIVED, on July __, 1999 the undersigned promises to pay to the order of NationsBank, N.A., (hereinafter, together with any holder hereof, called "Holder") at Atlanta, Georgia (or at such other place as the Holder may designate in writing to the undersigned) the principal amount of $45,000,000 or so much thereof as has been advanced hereunder.

        The undersigned shall pay interest as provided in that certain Loan and Security Agreement between the undersigned and Holder dated July __, 1997 (the "Loan Agreement").

        It is contemplated that the principal sum evidenced by this Note may be reduced from time to time and that additional advances may be made from time to time, as provided in the Loan Agreement; provided, however, that the outstanding principal amount evidenced by this Note shall not exceed the maximum amount provided in the Loan Agreement.

        This Note is subject to the terms and conditions of, and entitled to the benefit of the Collateral described in, the Loan
Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.

        No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

        Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

        The undersigned and all endorsers waive presentment, notice of dishonor and protest.

        Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

        The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Georgia.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed, sealed and delivered in Atlanta, Georgia, in its corporate name, by and through its respective duly authorized officers, as of the day and year first above written.

                               INTERNATIONAL COMFORT PRODUCTS
                                  CORPORATION (USA)

                               By:
                               (Title)
ATTEST:

By:
   (Title)
[CORPORATE SEAL]

                            Exhibit B






                            Reserved

                            Exhibit C


                BORROWER'S OFFICER'S CERTIFICATE
                       FOR THE BENEFIT OF
                        NATIONSBANK, N.A.


     I,                        ,                  of INTERNATIONAL
       ------------------------ ------------------
COMFORT PRODUCTS CORPORATION (USA), a Delaware corporation (the "Borrower"), do hereby certify, pursuant to the Loan and Security Agreement between
NationsBank, N.A. and the Borrower, dated as of July   , 1997 (the
                                                    ---
"Agreement"), that, to the best of my knowledge and based on an examination sufficient to enable me to make an informal statement, that:

     1. All of the representations and warranties made or deemed to be made under the Agreement are true and correct as of the date hereof, both with and without giving effect to the Loans (as such term and other capitalized terms used herein but not defined are defined in the Agreement) to be made on the date hereof and the application of the proceeds thereof;

     2.     No Default or Event of Default exists as of the date hereof;

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the
Borrower this      day of July, 1997.
            ------


                                              ---------------------
                                                           (Title)


                                              [CORPORATE SEAL]

                             SCHEDULE 1.1

                       LETTER OF CREDIT FEES

One percent (1.0%) per annum of the face amount of each Commercial Letter of Credit, with a minimum fee of $150.

One and one-half percent (1.5%) per annum of the face amount of each Standby Letter of Credit, with a minimum fee of $150.

In addition, the Borrower shall be responsible for NationsBank's standard charges for issuing, administering, amending, renewing, paying and canceling Letters of Credit.

                            Schedule 5.1(a)

     Jurisdictions in Which Borrower is Qualified as a Foreign Corporation 1:

     1.     Arizona
     2.     California
     3.     Colorado
     4.     Florida 2
     5.     Georgia
     6.     Illinois 2
     7.     Maryland
     8.     Missouri
     9.     North Carolina
     10.    North Dakota
     11.    Ohio
     12.    Tennessee
     13.    Texas



-------------------------------
     1     Borrower is qualified under the name Inter-City Products
Corporation (USA) in all states other than Tennessee, where it is qualified under the name International Comfort Products Corporation (USA).

     2     Borrower's qualification recently lapsed; Borrower is currently seeking to requalify.

                             Schedule 5.1(b):
                         Borrower's Capital Stock



                                         Number of    Number of
                                         Shares       Shares
Name of Corporation                      Authorized   Outstanding
Stockholder (# of Shares

Inter-City Products Corporation (USA)
      Common                             3,000           1,000
CHL Holdings Inc. (1,000)
      Preferred                          2,000             130
CHL Holdings Inc.   (130)

GHC Holdings                                               400
Inter-City Products Corporation (USA) (400)

General Heating and Cooling
GHC Holdings

Inter-City Products Partner Corporation
Inter-City Products Corporation (USA)

                             Schedule 5.1(e):
                    Description of Borrower's Business


Inter-City Products corporation (USA), (the "Company"), is one of the largest designers, manufacturers and marketers (in terms of units shipped as reported in an industry publication) of central air conditioning and heating products for residential and light commercial use in the United States.

The Company was formed in 1985 as Heil-Quaker Home Systems, Inc. by Whirlpool Corp[oration, which originally established this heating and air conditioning business in 1957. The Company was acquired by Inter-City Products Corporation, ("ICP"), through its wholly-owned subsidiary CHL Holdings, Inc., ("CHL"), in 1986. In June 1991, the Company acquired substantially all of the residential and light commercial air conditioning and heating business of the Dealer Products Group of SynderGeneral Corporation. This acquisition expanded the Company's overall distribution capability and provided enhanced furnace technology. On July 25, 1996, the Company acquired two heating and cooling products distributors, Coastline Distribution, Inc. of Sanford, Florida and General Heating & Cooling Company of Kansas City, Missouri. This acquisition was a strategic move to protect the Company's long-term growth prospects in the southeast and midwest states. In 1996, the Company's operations represented approximately 90% of ICP's consolidated revenues.

The Company designs, manufactures, sells and distributes a complete range of central air conditioners, heat pumps and combination gas/electric units (collectively, "unitary air conditioners" or "cooling products"), and gas, electric and oil furnaces ("heating products") for the residential and light commercial markets. Its principal brand names - Heil, Tempstar, Arcoaire, and Comfortmaker - are widely recognized in the industry. Management believes that the Company's products are known for their quality, reliability, customer service and price competitiveness.

Historically, sales of cooling products were approximately 65% of operating revenue and sales of heating products were approximately 30% of operating revenue. Service parts and other income usually accounted for 5% of the Company's operating revenue.

Products are sole primarily through a network of approximately 350 distributors covering all fifty states. The Company believes that its national network of independent distributors provides competitive advantages.

The Company's extensive network of independent distributors and its close ties with such distributors enable it to assess quickly the changing demands of local markets, control inventory levels and set efficient manufacturing schedules.

                             Schedule 5.1(f):
                    Exceptions to Governmental Approvals


None

                             Schedule 5.1(g):
                    Non-Lien Title Exceptions and Defects


None

                             Schedule 5.1(h):
                       Liens and Security Interests


          1. The Indenture dated as of March 1, 1993 between the Company and United States Trust Company of New York, as trustee (the "Trustee") on behalf of the holders of the 9 3/4% Senior Secured Notes due to 2002;

          2. The Pledge and Security Agreement by and between the Company and the Trustee dated as of March 11, 1993;

          3. The Intellectual Property Secured Agreement by and between the Company and the Trustee dated as of March 11, 1993;

          4. The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by the Company as grantor for the benefit of the Trustee dated as of March 11, 1993, of record with the Register of Deeds of Rutherford County, Tennessee and the Register of Deeds of Marshall County, Tennessee; and

          5. The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by the Company in favor of the Trustee dated as of December 27, 1995 of record with the Register of Deeds of Marshall County.

          6. Those matters reflected on the lien search performed by Intercounty Clearance Corporation on behalf of the Lender.

                             Schedule 5.1(i):
            Indebtedness for Money Borrowed and Guaranties


 .     $140 MIL Sr. Notes, ICP (USA)
         Maturity:  March 2000
         Rate:      9.75%

         Trustee:   United States Trust Co. of New York
                    114 West 47th Street
                    New York, NY  10036-1532
                    (212) 852-7557

 .     $70 MIL Accounts Receivable Securitization
         Maturity:  July 2001

         Trustee:   LaSalle National Bank
                    120 South LaSalle Street
                    Chicago, Illinois  60603

         Agent:     Chicago Corporation
                    208 South LaSalle Street
                    Chicago, Illinois  60604-1003
                    (312) 855-7557

 .     $2.97 MIL Intercompany Note from General Heating & Cooling to ICP (USA)
      as of May 31, 1997

 .     $11.8 MIL Buyer Note Payable from ICPRC to ICP (USA)
      as of May 31, 1997

 .     $1.7 MIL Buyer Note Payable from ICPRC to General Heating & Cooling as of May 31, 1997

                             Schedule 5.1(j):
                           Material Litigation

      JOSEPH A. ENGEL, ET AL V. CHEVRON CORPORATION, INC., INTER-CITY PRODUCTS, INC., INDIVIDUALLY AND AS CLASS REPRESENTATIVES OF ALL OTHERS SIMILARLY SITUATED, ET AL, IN THE CIRCUIT COURT FOR RUTHERFORD COUNTY, TENNESSEE AT MURFREESBORO, CIV.ACT.NO. 37715 (FILED JANUARY 9, 1997) (CLASS ACTION)


          The plaintiffs have filed this action against International Comfort Products Corporation (USA) (formerly known as Inter-City Corporation (USA)), individually and purportedly as class representative of all others similarly situated. The complaint states that it is a class action and seeks relief for compensatory damages, punitive damages and declaratory relief on behalf of all residents or domiciles of the United States who own or owned structures in which there is or was a gas or propane furnace, boiler or water heater that utilizes a high temperature plastic vent system fabricated by defendants Chevron Chemical and hart & Cooley from "ULTEM," a polyetherimide resin manufactured, marketed and/or sold by defendant General Electric Company. The complaint states that the defendants knew or should have known that high temperature plastic vent piping manufactured from ULTEM resins, is defective and would deteriorate over time, allowing carbon monoxide gas to leak into the homes of plaintiffs. Borrower believes that allegation that this type of venting system has been installed by others on a small percentage of some models of Borrower's furnaces. The Borrower did not manufacture the allegedly defective products. The Borrower believes that the claims made against it in the Complaint are without merit and is vigorously contesting this matter.

CHANDLER, ERLENE V. INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)

          The CHANDLER case was filed by Erlene Chandler in the U.S. District Court for the Northern District of Alabama. The plaintiff named only Chevron Chemical and International Comfort Products Corporation (USA) as defendants. Chevron filed a cross-claim against the Borrower, and a third-party complaint against other furnace manufacturers. The complaint states that it is a class action and seeks relief for compensatory damages, punitive damages and declaratory relief on behalf of all residents or domiciles of the United States who own or owned structures in which there is or was a gas or propane furnace, boiler or water heater that utilizes a high temperature plastic vent system fabricated by defendants Chevron Chemical and hart & Cooley from "ULTEM," a polyetherimide resin manufactured, marketed and/or sold by defendant General Electric Company. The complaint states that the defendants knew or should have known that high temperature plastic vent piping manufactured from ULTEM resins, is defective and would deteriorate over time, allowing carbon monoxide gas to leak into the homes of plaintiffs.

Borrower believes that it has been named as a defendant in this lawsuit based on the allegation that this type of venting system has been installed by others on a small percentage of some models of Borrower's furnaces. The Borrower did not manufacture the allegedly defective products. The plaintiff originally sought nationwide class certification. The judge on the case stated his belief that the case was not appropriate for class certification, whereupon the plaintiff withdrew the class allegations. The plaintiff unsuccessfully attempted to transfer her case to Georgia to be heard with the MINSHALL case. The Borrower's motion to dismiss on jurisdictional and other grounds is pending. The Borrower believes that the claims made against it in the Complaint and the cross claim are without merit and is vigorously contesting this matter.

HIMBER, DONALD ET US. V. RYAN HOMES, INC. T/D/B/A RYAN HOMES, RYCON, A DIVISION OF RYAN HOMES, INC. AND INTER-CITY PRODUCTS CORPORATION (USA)

          The plaintiffs have filed this action against Ryan Homes, its subsidiaries and the Borrower, individually and purportedly as class representatives of all similarly situated homeowners. The complaint states that it is a class action and seeks relief for compensatory damages resulting from property damages on behalf of all residents of a particular development who have a furnace manufactured by the Borrower. The complaint asserts that the Borrower was negligent in designing, manufacturing and selling the furnaces, as well as negligent in failing to warn the plaintiffs about the possibility of black residue being distributed through the house and causing extensive property damage.

          The Borrower believes that the claims made against it in the Complaint are without merit, and is vigorously contesting this matter.


                             POSSIBLE LITIGATION

          The MINSHALL case is very similar to CHANDLER and was filed at about the same time by the same lawyers. MINSHALL was filed in U.S. District court in Georgia. Minshall named Chevron but not International Comfort Products Corporation (USA) as a Defendant. Chevron filed a third party complaint against other furnace manufacturers, but not the Borrower. We have been told by Chevron that it meant to include the Borrower, but it has never done anything to make the Borrower a party to this litigation. The complaint states that it is a class action and seeks relief for compensatory damages, punitive damages and declaratory relief on behalf of all residents or domiciles of the Untied States who own or owned structures in which there is or was a gas or propane furnace, boiler or water heater that utilizes a high temperature plastic vent system fabricated by defendants Chevron Chemical and Hart & Cooley from "ULTEM," a polyetherimide resin manufactured, marketed and/or sold by defendant General Electric Company. The complaint states that the defendants knew or should have known that high temperature plastic vent piping manufactured from ULTEM resins, is defective and would deteriorate over time, allowing carbon monoxide gas to leak into the homes of plaintiffs. Borrower believes that it has been named as a defendant in this lawsuit based on the allegation that this type of venting system has been installed by others on a small percentage of some models of Borrower's furnaces. The Borrower did not manufacture the allegedly defective products.

Before any substantive or class certification issues were resolved, the judge transferred the case to Alabama to be herd by the same judge that is handling CHANDLER. The plaintiff subsequently stated its intention to amend its pleading to seek only a statewide Georgia class certification. The Borrower believes that any claims which may subsequently be made against it in or related to the Complaint are without merit and would vigorously contest this matter.

                                July 23, 1997




Michael Leveille
Troutman Sanders LLP
Suite 5200
600 Peachtree Street, N.E.
Atlanta, GA  30308-2216

          RE:    International Comfort Products Corporation (USA)

Dear Michael:

          This is to confirm the prior discussions between you and Jerry Mace with Tuke Yopp & Sweeney that the environmental matter styled UNITED STATES OF AMERICA V. CITY OF LEWISBURG, TENNESSEE, ET AL does not present any exposure to International Comfort Products Corporation (USA). Whirlpool was obligated for the defense of this action against the company, and Whirlpool has settled any claims against the company.

          I trust that this is responsive to your inquire.

                                               Very truly yours,

                                               INTERNATIONAL COMFORT PRODUCTS
                                               CORPORATION (USA)



                                               David P. Cain

GFM/bb

Enclosures

cc:       Rick Simpson
          Gerald F. Mace, Esq.

                             Schedule 5.1(k):
                         Tax Returns and Payments

The Borrower and its Subsidiaries are party to a Tax Sharing Agreement as of January 1, 1988 by and among CHL Holdings Inc. and its subsidiaries. The Borrower and its Subsidiaries file a consolidated income tax return with its parent company, CHL Holdings Inc. The U.S. federal and state income tax returns for the taxation year ended December 31, 1996 are currently under extension until September [15], 1997.

                             Schedule 5.1(o):  ERISA


Inter-City Products Corporation (USA)     Salaried Employees Share Ownership
                                          Savings Plan
Inter-City Products Corporation (USA)     Hourly Employees Share Ownership
                                          Savings Plan

Inter-City Products Corporation (USA)     Retirement Plan for Salaried
                                          Employees
Inter-City Products Corporation (USA)     Retirement Plan for Hourly
                                          Employees

Inter-City Products Corporation (USA)     Health Care Plans for Salaried
                                          Employees
Inter-City Products Corporation (USA)     Health Care Plans for Hourly
                                          Employees

Inter-City Products Corporation (USA)     Long Term Disability Plan for
                                          Salaried Employees

Inter-City Products Corporation (USA)     Life Insurance Plan for Salaried
                                          Employees
Inter-City Products Corporation (USA)     Life Insurance Plan for Hourly
                                          Employees

Inter-City Products Corporation (USA)     Accidental Death and Dismemberment
                                          for Salaried Employees
Inter-City Products Corporation (USA)     Accidental Death and Dismemberment
                                          for Hourly Employees

Inter-City Products Corporation (USA)     Vision Plan for Salaried Employees

Inter-City Products Corporation (USA)     Education Reimbursement for
                                          Salaried Employees
Inter-City Products Corporation (USA)     Education Reimbursement for Hourly
                                          Employees

Inter-City Products Corporation (USA)     Travel Accident Insurance for
                                          Salaried Employees

Inter-City Products Corporation (USA)     Separation Allowance for Salaried
                                          Employees

Inter-City Products Corporation (USA)     Weekly Sickness and Accident Plan
                                          for Hourly Employees

                             Schedule 5.1(s):  ERISA
                       Location of Chief Executive Office


Inter-City Products Corporation (USA)
650 Heil-Quaker Avenue
Lewisburg, Tennessee  37091
Tel. (615) 359-3511
Fax. (615) 359-9963

                                       Schedule 5.1(t):  ERISA
                                        Location of Inventory


FACILITY                      ADDRESS                     May 31, 1997
LEASED      LANDLORD

Lewisburg (Manufacturing)     650 Heil Quaker             $   491,000
Owned
                              Lewisburg, TN

Lewisburg (Physical Dist.)    651 Heil Quaker             $72,058.000
Owned
                              Lewisburg, TN

LaVergne (Fast Parts)         1621 Heil Quaker Blvd.      $19,746,000
Owned
                              LaVergne, TN

Miami Branch                  2851 N.W. 107th Ave.        $   130,000
Leased                        American Fine Foods
                              Miami, FL  33172
                              2841 N.W. 107th Ave.

                              Miami, FL  33172

St. Louis Branch              730 Fee Fee Road            $   886,000
Leased                        MGI Properties
                              Maryland Height, MO  63043
                              c/o Trammell Crow Mgmt.

                              800 Maryland Ave. Suite 1850

                              St. Louis, MO  63105

Murfreesboro Warehouse        606 Butler Drive            $ 1,400,000
Leased                        Ozburn Hessey Logistics
                              Murfreesboro, TN  37127
Warehouse                     404 Butler Drive

                              Murfreesboro, TN  37127

                             Schedule 5.1(v)
                       Fictitious and Trade Names

          The Borrower has used the name HVAC FIRST Corporation as a fictitious name for an unincorporated division engaged in the financing sales of Inventory to its distributors. Trade names or styles under which the Borrower sells Inventory are Arcoaire, Tempstar, Heil, Comfortmaker, and FAST Parts

                             Schedule 5.1(y)
                           Employee Relations

U.S.A.

Stove, Furnace, Energy and Allied Appliance Workers Division of International Brotherhood of Boilermakers, Iron Ship Buildings, Blacksmiths, Forgers and Helpers
AFL-CIO, CFL-Local S14
Exp. September 30, 1998

Stove, Furnace, Energy and Allied Appliance Workers Division of International Brotherhood of Boilermakers, Iron Ship Buildings, Blacksmiths, Forgers and Helpers
AFL-CIO, CFL-Local S2
Exp. September 30,1 98

International Association of Machinists and Aerospace Workers-Lodge 1959 Exp. March 31, 1999

SCHEDULE 5.1 (z)                     Proprietary Rights

                                  PATENTS




                                    U.S.

                   INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

4,982,785
01/08/91                      SERPENTINE HEAT EXCHANGER

4,943,209
07/24/90                      HUB FOR A PLASTIC BLOWER IMPELLER

4,942,613
07/17/90                      SERVICE THERMOSTAT

5,050,393
09/24/91                      REFRIGERATION SYSTEM WITH
                              SATURATION SENSOR

4,982,721
01/08/91                      RESTRICTED INTAKE COMPENSATION
                              METHOD FOR A TWO STAGE FURNACE

5,027,789
07/02/91                      FAN CONTROL ARRANGEMENT FOR A
                              TWO STAGE FURNACE

4,976,459
12/11/90                      WARMUP METHOD FOR A TWO STAGE
                              FURNACE

                    INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

5,186,386
02/16/93                      TWO STAGE FURNACE CONTROL

5,005,365
04/09/91                      THERMOSTAT SPEED BAR GRAPH FOR
                              VARIABLE SPEED TEMPERATURE
                              CONTROL SYSTEM

5,293,860
03/15/94                      STANDING PILOT FURNACE WITH
                              VENTED VESTIBULE

Pending
08/389,268                    STANDING PILOT FURNACE WITH
02/17/95                      VENTED VESTIBULE

5,094,224
03/10/92                      ENHANCED TUBULAR HEAT EXCHANGER

5,244,264
09/14/93                      WRAP AROUND BASE RAIL ASSEMBLY
                              FOR ROOFTOP AIR CONDITIONERS

                  INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

5,197,664
03/30/93                    METHOD AND APPARATUS FOR
                            REDUCING THERMAL STRESS ON HEAT
                            EXCHANGERS

5,404,939
04/11/95                    CONDENSING UNIT USING CROSS-FLOW
                            BLOWER

Pending
08/358,7166                  CONDENSING UNIT USING CROSS-FLOW
12/19/94

5,551,508
09/03/96                     CONDENSING UNIT USING CROSS-FLOW
                            BLOWER

5,186,528
02/16/93                    REMOVABLE ACCESS PANELS FOR
                            ROOFTOP UNIT

4,691,768
09/08/87                    LANCED FIN CONDENSER FOR CENTRAL
                            AIR CONDITIONER

                 INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

4,682,579
07/28/87                   CONDENSATE OVERFLOW CONTROL FOR
                           FURNACES

5,117,645
06/02/92                   REFRIGERATION SYSTEM WITH
                           SATURATION SENSOR

4,752,210
06/21/88                   POWER VENT AND CONTROL FOR
                           FURNACE

4,739,746
04/26/88                   HEAT EXCHANGER FOR FURNACE

4,616,994
10/14/86                   GAS BURNER MEANS FOR REDUCING Nox
                           EMISSIONS

4,858,683
08/22/89                   STAMPED DISCHARGE GRILLE
                           INCLUDING TWO LOUVRED SECTIONS

4,865,517
09/12/89                   BLOWER WITH CLAM SHELL HOUSING

                  INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

4,542,734                 HIGH EFFICIENCY FURNACE WITH
09/24/85                  SECONDARY HEAT EXCHANGER

4,543,892                 CONDENSATE HANDLING MEANS FOR
10/01/85                  CONDENSING FURNACE

3,852,695                 ELECTRICAL SWITCHING SYSTEM
12/03/74

3,908,629                 HOT AIR FURNACE WITH IMPROVED
09/30/75                  HEAT EXCHANGER CONSTRUCTION

3,912,903                 ELECTRICAL HEATING DEVICE FOR AIR
10/14/75                  DUCT

4,180,895                 AIR CONDITIONING SYSTEM WITH
01/01/80                  REGENERATABLE DESICCANT BED

                   INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

4,217,765          HEAT EXCHANGER-ACCUMULATOR
08/19/80

4,298,061          HEAT EXCHANGER WITH CRIMPED
11/03/81           FLANGE SEAM

4,441,241          HEAT EXCHANGER WITH CRIMPED
04/10/84           FLANGE SEAM

4,510,660          HEAT EXCHANGER WITH CRIMPED
04/16/85           FLANGE SEAM

4,718,484          HEAT EXCHANGER WITH CRIMPED
01/12/88           FLANGE SEAM

4,307,578          HEAT EXCHANGER WITH CRIMPED
12/29/81           OPERABLE ALTERNATIVELY AS
                   EVAPORATOR OR CONDENSER

                           INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

4,308,042          HEAT PUMP WITH FREEZE-UP
12/29/81           PREVENSION

4,308,723          HEAT PUMP EMPLOYING OPTIMAL
01/05/82           REFRIGERANT COMPRESSOR FOR LOW
                   PRESSURE RATIO APPLICATIONS

4,320,630          HEAT PUMP WATER HEATER
03/23/82

4,336,692          DUAL SOURCE HEAT PUMP
06/29/82

4,366,677          HEAT PUMP WATER HEATER WITH
01/04/83           REMOTE STORAGE TANK AND TIMED
                   TEMPERATURE SENSING

4,380,156          MULTIPLE SOURCE HEAT PUMP
04/19/93

4,501,193          MOUNTING CURB FOR MULTIPLE UNIT
02/26/85           AIR CONDITIONING SYSTEM

                           INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

4,538,338          METHOD FOR MANUFACTURING A
09/03/85           FURNACE HEAT EXCHANGER AND PLATE
                   ASSEMBLY

4,663,837          METHOD FOR MANUFACTURING A
05/12/87           FURNACE HEAT EXCHANGER AND PLATE
                   ASSEMBLY

4,547,943           METHOD OF MANUFACTURING A HEAT
10/22/85           EXCHANGER AND PLATE ASSEMBLY

4,649,894           METHOD OF MANUFACTURING A HEAT
03/17/87           EXCHANGER AND PLATE ASSEMBLY

4,893,390          METHOD AND EXPANDER FOR
01/16/90           MANUFACTURING A FURNACE HEAT
                   EXCHANGER AND PLATE ASSEMBLY

5,024,595          FURNACE PROTECTIVE DEVICE
06/18/91

                           INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

5,408,986          ACOUSTICS ENERGY DISSIPATOR FOR
04/25/95           FURNACE

5,375,586          CONDENSATE ISOLATOR AND DRAINAGE
12/27/94           SYSTEM FOR FURNACE

5,444,990          REVERSIBLE FAN ASSEMBLY PANEL FOR
08/29/95           PACKAGE AIR CONDITIONERS
                   AND HEAT PUMPS

5,509,469          INTERRUPTED FIN FOR HEAT
04/23/96           EXCHANGER

PENDING            HEAT EXCHANGER FIN WITH EFFICIENT
                   MATERIAL UTILIZATION

PENDING            DRAINAGE MANAGEMENT SYSTEM FOR
                   REFRIGERATION COIL

                           INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

PENDING            BINARY STRIP HEAT CONTROL

4,390,219          TERMINAL BLOCK AND CAPACITOR
06/28/83           MOUNT FOR BLOWER

4,289,730          FURNACE WITH FLUE GAS CONDENSATE
09/15/81           NEUTRALIZER

4,309,947          MOUNTING ARRANGEMENT FOR
01/12/82           CONDENSATE NEUTRALIZER IN A
                   FURNACE

4,261,255          VENTILATION FAN
04/14/81

4,200,117          DAMPER MECHANISM FOR FRESH AIR
04/29/80           INTAKE

                           INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

3,875,755          METHOD OF CHARGING A
04/08/75           REFRIGERATION SYSTEM AND
                   APPARATUS THEREFOR

3,903,709          REFRIGERANT CHARGING APPARATUS
0/09/75

3,817,451          AIR CONDITIONER CONDENSING SYSTEM
06/18/74           CONTROL

3,831,392          AIR CONDITIONER WITH AIR FLOW
08/27/74           SENSOR

3,691,786          AIR CONDITIONING APPARATUS WITH
09/19/72           REFRIGERANT SUPER COOLER

3,735,602          AIR CONDITIONER CONDENSING SYSTEM
05/29/73           CONTROL

                           INTER-CITY PRODUCTS (USA) - PATENTS - U.S.


Issue No.
Issue Date

3,476,411          COUPLING

PENDING            COUNTER FLOW HEAT EXCHANGER

                                      TRADEMARKS





                                        FOREIGN

                        INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                       Mark
Issue Date                    Next Renewal      Goods/Services
-----------------------------------------------------------------------------
Pending                                         ARCOAIRE
818604840                                       Electric Air Conditioning
                                                Units for Residential and
                              06/20/95          Commercial Use


417,106                       09/17/08          ARCOAIRE
09/17/08                                        Air-conditioning and heating
                                                units


510545                        06/30/04          ARCOAIRE
11/27/95                                        Electric air conditioning
                                                units for residential and
                                                commercial use

208,717                       08/08/90          CLIMETTE
08/08/75                                        Dehumidifiers

Pending                                         COMFORTMAKER
ICP0487                                         Residential air conditioning
                                                and heating units and
                              01/26/96          and parts therefore

Pending                                         COMFORTMAKER
ICP0403                                         Residential and light
                                                commercial cooling products
                             08/22/94

               INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                        Mark
Issue Date                    Next Renewal       Goods/Services
-----------------------------------------------------------------------------
TMA368,463                    O5/04/05           COMFORTMAKER
05/04/90                                         Air conditioning and heating

                                                units and part therefor


Pending                                          COMFORTMAKER
ICP0493                                          Residential air conditioning

                                                 and heating units and
04/02/96                                         parts therefor


2008599                       01/26/06           COMFORTMAKER
01/26/96                                         Residential air conditioning

                                                 and heating units and
                                                 parts therefor

2053784                       01/22/06           COMFORTMAKER
01/22/96                                         Air conditioning apparatus
                                                 and instruments; heating
                                                 apparatus and instruments;
                                                 parts and fittings for
                                                 the aforesaid goods

510544                        06/30/04           COMFORTMAKER
11/27/95                                         Residential and light
                                                 commercial cooling products


Pending                                          COMFORTMAKER
ICP0508                                          Residential air conditioning

                                                 and heating units and
04/17/96                                         parts therefor

             INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                        Mark
Issue Date                    Next Renewal       Goods/Services
-----------------------------------------------------------------------------
Pending                                          Residential air conditioning

                                                 and heating units and
603-96                                           parts therefor
02/07/96


166924                        02/14/06           COMFORTMAKER
02/14/96                                         Residential air conditioning

                                                 and heating units and
                                                 parts therefor

Pending                                          COMFORTMAKER
5194-96                                          Residential air conditioning

                                                 and heating units and
04/18/96                                         parts therefor


Pending                                          COMFORTMAKER
9600729                                          Residential air conditioning

                                                 and heating units and
01/22/96                                         parts therefor


399,332                       06/19/07           DESIGN - INTERLOCKING
                                                 WRENCHES
06/19/92


TMA461,487                    08/23/11           ENVIROMAX
08/23/96                                         Residential furnaces, air
                                                 conditioners and heat pumps

              INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                        Mark
Issue Date                    Next Renewal       Goods/Services
-----------------------------------------------------------------------------
Pending                                          ENVIROPLUS 90
753,926                                          Furnaces
05/04/94


Pending                                          FAST AND DESIGN
2.059.243                                        Parts for heating and air
                                                 conditioning products
11/29/96


Pending                                          FAST AND DESIGN
2.059.244                                        Catalogs of service parts,
                                                 service tools and service
11/29/96                                         literature; service manuals;

                                                service information
                                                bulletins;
                                                all used in connection with
                                                 the servicing of heating and

                                                 air conditioning products

Pending                                          FAST AND DESIGN
819654493
11/21/96


Pending                                          FAST AND DESIGN
819655511
11/22/96


623,450                       11/29/06           FAST AND DESIGN
11/18/89

             INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                        Mark
Issue Date                    Next Renewal       Goods/Services
-----------------------------------------------------------------------------
Pending                                          FAST AND DESIGN
96.059116
11/08/96


Pending                                          FAST AND DESIGN
96.059.117
11/08/96


Pending                                          FAST AND DESIGN
11/01/96


Pending                                           FAST AND DESIGN
10/03/96


Pending                                           FAST AND DESIGN
I-96-18788


Pending                                           FAST AND DESIGN
I-96-18789

             INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                         Mark
Issue Date                    Next Renewal        Goods/Services
-----------------------------------------------------------------------------
393,131                       01/24/07            FLEX-DRIVE
01/24/92                                          Air conditioners


Pending                                           H.E.L.P.
800,667
12/27/95


412,503                       05/21/08            HEIL
05/21/93                                          Heating and air
                                                  conditioning equipment,
                                                  namely, fresh air
                                                  blower and duct units,
                                                  automatic furnace chimney
                                                  vent dampers, condenser
                                                  units, evaporator coils,
                                                  blowers, combination
                                                  condenser/blower/compressor

                                                  units, combination
                                                  blower/evaporator coil
                                                  units


426,084                       04/15/09            HEIL AND DESIGN
04/15/94                                          Heating and air
                                                  conditioning equipment,
                                                  namely, fresh air
                                                  blower and duct units,
                                                  automatic furnace chimney
                                                  vent dampers, condenser
                                                  units, evaporator coils,
                                                  blowers, combination
                                                  condenser/blower/compressor

                                                 units, combination
                                                 blower/evaporator coil
                                                 units

                INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                          Mark
Issue Date                    Next Renewal         Goods/Services
-----------------------------------------------------------------------------
                                                   HEIL AND DESIGN
                                                   Heating and air
                                                   conditioning equipment -
                                                   namely, fresh
                                                   air blower and duct units,

                                                   automatic furnace chimney
                                                   vent dampers, condenser
                                                   units, evaporator coils,
                                                   blowers combination
                                                   condenser/
                                                   blower/compressor units,
                                                   combination blower/
                                                   evaporator coil units, air

                                                   conditioners, electric
                                                   heaters, combination
                                                   heating/cooling units,
                                                   electric furnaces, heat
                                                   pumps, gas furnaces, and
                                                   oil furnaces

431,493                         08/05/09           HIGH EFFICIENCY 5000 &
                                                   Design Air Conditioners
08/05/94

433,671                         09/23/09           HIGH EFFICIENCY FURNACE
                                                   5000 Furnaces
09/23/94

                                                   LINCOLN SERIES
                                                   Oil Furnaces

368,576                         05/11/05           LONGLIFE
05/11/90                                           Warranty services for gas
                                                   furnaces, oil furnaces,
                                                   wall furnaces, electric
                                                   furnaces, air
                                                   conditioners, heat
                                                   pumps, electric heating
                                                   elements, heat exchangers,

                                                   combustion chambers, power

                                                   vents, including both
                                                   parts and labour

361,838                         11/03/94           LONGLIFE
11/03/89

2886                                               QUAKER BURNOIL
04/07/47

432,346                         08/26/09           SUPER HIGH EFFICIENCY 7000

                                                   & D Air Conditioners for
08/26/94                                           commercial and domestic
                                                   use

436,218                         11/25/09           SUPER HIGH EFFICIENCY
                                                   FURNACE Furnaces
11/25/94

                                                   TEMPSTAR
                                                   Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR

                  INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                          Mark
Issue Date                    Next Renewal         Goods/Services
-----------------------------------------------------------------------------
343,217                       07/29/03             TEMPSTAR
07/39/88                                           Heating and air
                                                   conditioning equipment -
                                                   namely, furnaces, air
                                                   conditioners and heat
                                                   pumps, and parts
                                                   for the foregoing

191366                        11/28/06             TEMPSTAR
11/28/06                                           Furnaces, air conditioners

                                                   and heat pumps

2008600                       01/26/06             TEMPSTAR
01/26/96                                           Furnaces, air conditioners

                                                   and heat pumps

B1367890                      12/21/05             TEMPSTAR
12/21/88                                           Apparatus for heating,
                                                   cooling air conditioning,
                                                   refrigerating or
                                                   ventilating, heat pumps,
                                                   central heating boilers,
                                                   furnaces apparatus for use

                                                   with all the aforesaid
                                                   goods; parts and fittings
                                                   for all the aforesaid
                                                   goods

2053782                       01/22/06             TEMPSTAR
01/22/96                                           Furnaces, air-conditioning

                                                   apparatus and instruments
                                                   heat pumps; parts and
                                                   fittings for all the
                                                   aforesaid goods.

514683                        12/14/05             TEMPSTAR
12/14/95                                           Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR
                                                   Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR
                                                   Furnaces, air conditioners

                                                   and heat pumps

167289                        02/14/06             TEMPSTAR
02/14/96                                           Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR
                                                   Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR
                                                   Furnaces, air conditioners

                                                   and heat pumps

                 INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                          Mark
Issue Date                    Next Renewal         Goods/Services
-----------------------------------------------------------------------------

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR AND DESIGN

343,218                        07/29/03            TEMPSTAR and Design
                                                   Heating and air
                                                   conditioning equipment-
                                                   namely, furnaces, air
                                                   conditioners and heat
                                                   pumps, and parts for the
                                                   foregoing

191367                         11/28/06            TEMPSTAR AND DESIGN
11/28/96                                           Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                   and heat pumps

2053786                        01/22/06            TEMPSTAR AND DESIGN
01/22/96                                           Furnaces; air conditioning

                                                   apparatus and instruments;

                                                   parts and fittings for all

                                                   the aforesaid goods

B1367891                       12/21/05            TEMPSTAR and Design
12/21/88                                           Apparatus for heating,
                                                   cooling, air conditioning,
                                                   refrigerating and
                                                   ventilating; heat pumps;
                                                   central heating boilers
                                                   and furnaces; parts and
                                                   fittings for the aforesaid

                                                   goods

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                  and heat pumps

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                  and heat pumps

167288                        02/14/06             TEMPSTAR AND DESIGN
02/14/96                                           Furnaces, air conditioners

                                                   and heat pumps

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                   and heat pumps

             INTER-CITY PRODUCTS (USA) - TRADEMARKS - FOREIGN

===========================================================================
Issue No.                                          Mark
Issue Date                    Next Renewal         Goods/Services
-----------------------------------------------------------------------------

                                                   TEMPSTAR AND DESIGN
                                                   Furnaces, air conditioners

                                                   and heat pumps

517493                        01/30/06             TEMPSTAR DE MEXICO SA DE
                                                   C.V.
01/30/96

434,942                       10/28/09             ULTRA HIGH EFFICIENCY 900
                                                   & D Furnaces
10/28/94

433,967                       09/30/09             ULTRA HIGH EFFICIENCY
                                                   FURNACE
09/30/94                                           Furnaces for commercial
                                                   and domestic use

434,941                       10/28/09             ULTRA HIGH EFFICIENCY
                                                   FURNACE
10/28/94                                           Furnaces

TMA446,267                    08/18/10             VILLAGER
08/18/95                                           Furnaces, air conditioners

                                                   and heat pumps

531333                        08/10/04             VILLAGER
08/10/94                                           Furnaces, air conditioners

                                                   and heat pumps

384,527                       05/17/06             ZONEAIRE
05/17/91                                           Air conditioners, heat
                                                   pumps, heaters and
                                                   package terminal air
                                                   conditioners

397,261                       04/17/07             ZONEAIRE and Design
04/17/92                                           Air conditioners,
                                                   furnaces, heat pumps,
                                                   heaters and package
                                                   terminal air conditioners

                                   SCHEDULE 8.6
                                  Use of Proceeds


     Funds obtained from the initial draw of the NationsBank revolving credit facility will be used for general business purposes and working capital needs.

                                 TRADEMARKS







                                   U.S.

                 INTER-CITY PRODUCTS (USA) - TRADEMARKS-U.S.



          Issue No.                            Mark
          Issue Date                           Goods/Services

           1,791,493                           5000 HIGH EFFICIENCY & Design

           1,797,709                           7000 SUPER HIGH EFFICIENCY

           1,771,306                           9000 TAS ULTRA HIGH EFFICIENCY

           1,794,844                           9000 ULTRA HIGH EFFICIENCY

           1,456,415                           AIRQUEST

           1,549,046                           AIRQUEST and Design

           1,521,671                           ARCOAIRE

           1,173,055                           COMFORTMAKER

             624,058                           COMFORTMAKER

           1,680,746                           DESIGN-INTERLOCKING WRENCHES

           1,671,447                           DESIGN-INTERLOCKING WRENCHES

             766,381                           DURAFUSED

           1,844,309                           DV90

           1,208,099                           ENERGY MARSHAL

           1,864,627                           ENVIROMAX

           1,904,324                           ENVIROPLUS 90

           1,144,065                           FAST and Design

           1,953,574                           FASTDRAW

           1,713,429                           FLEX-DRIVE

           0,924,703                           GREENBRIER

           Pending                             H.E.L.P.
          74/705,246

             678,440                           HEIL

           1,155,475                           HEIL

           1,141,252                           HEIL and Design

           1,771,308                           HIGH EFFICIENCY FURNACE 5000

           Pending                             INTERNATIONAL COMFORT PRODUCTS
           06/02/97

           Pending                             INTERNATIONAL COMFORT PRODUCTS
            06/02/97

           Pending                             LINCOLN SERIES
          74/697,649

           1,852,336                           LONGLIFE

          Issue No.                            Mark
          Issue Date                           Goods/Services

           1,549,047                           MARATHERM

           1,550,065                           MARATHERM and Design

           1,159,051                           POWER GUARD

           1,290,880                           RPJ

           1,771,309                           SUPER HIGH EFFICIENCY 7000

           1,465,334                           TEMPSTAR

           1,483,279                           TEMPSTAR and Design

           Pending                             THE NAME SAYS IT ALL
           75/230,152

           1,159,054                           TIGHTFIST

           1,771,307                           ULTRA HIGH EFFICIENCY 9000

           2,061,745                           VILLAGER

                                  PATENTS






                                  FOREIGN

                   INTER-CITY PRODUCTS (USA)-PATENTS-FOREIGN

Country        Serial No.     Issue No.
Status         Filing Date    Issue Date             Title

EP             84304585.7                  HUB FOR A PLASTIC BLOWER IMPELLER
Pending

CA                            1,334,088    HUB FOR A PLASTIC BLOWER IMPELLER

CA                            1,301,290    SERVICE THERMOSTAT

CA                            2,030,578    RESTRICTED INTAKE COMPENSATION
                                           METHOD FOR A TWO STAGE FURNACE

CA                            1,301,289    THERMOSTAT SPEED BAR GRAPH FOR
                                           VARIABLE SPEED TEMPERATURE CONTROL
                                           SYSTEM

CA             2,099,227                   STANDING PILOT FURNACE WITH VENTED
                                           VESTIBULE

CA             2,054,900-9                 ENHANCED TUBULAR HEAT EXCHANGER

JP             5-500959                    CONDENSING UNIT USING CROSS-FLOW
Pending                                    BLOWER

CA                            2,061,650    REMOVABLE ACCESS PANELS FOR
                                           ROOFTOP UNIT

CA                            1,295,606    LANCED FIN CONDENSER FOR CENTRAL
                                           AIR CONDITIONER

CA                            1,294,521    METHOD AND APPARATUS FOR BENDING
                                           A HEAT EXCHANGER COIL

CA                            1,294,839    HEAT EXCHANGER FOR FURNACE

CA                            1,280,600    STAMPED DISCHARGE GRILLE INCLUDING
                                           TWO LOUVRED SECTIONS

CA                            1,327,959    BLOWER WITH CLAM SHELL HOUSING

CA                            1,247,842    METHOD FOR MANUFACTURING A FURNACE
                                           HEAT EXCHANGER AND PLATE ASSEMBLY

CA                            1,214,772    METHOD OF MANUFACTURING A HEAT
                                           EXCHANGER AND PLATE ASSEMBLY

CA            2,132,915                    ACOUSTICS ENERGY DISSIPATOR FOR
Pending                                    FURNACE

CA            2,140,175                    REVERSIBLE FAN ASSEMBLY PANEL FOR
Pending                                    PACKAGE AIR CONDITIONERS AND HEAT
                                           PUMPS

MX                                         REVERSIBLE FAN ASSEMBLY PANEL FOR
Pending                                    PACKAGE AIR CONDITIONERS AND HEAT
                                           PUMPS

CA                                         INTERRUPTED FIN FOR HEAT EXCHANGER
Pending

WO                                         HEAT EXCHANGER FIN WITH EFFICIENT
Pending                                    MATERIAL UTILIZATION

WO                                         HEAT EXCHANGER FIN WITH EFFICIENT
Pending                                      MATERIAL UTILIZATION

CA                                         HEAT EXCHANGER UNIT AND METHOD OF
Granted                                    MANUFACTURE

                   INTER-CITY PRODUCTS (USA)-PATENTS-FOREIGN

Country        Serial No.     Issue No.
Status         Filing Date    Issue Date             Title

CA                             1,126,057    BINARY STRIP HEAT CONTROL